SECOND AMENDED AND RESTATED
                    REVOLVING CREDIT AGREEMENT

     THIS SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of June 20, 2000 (this "Agreement"), is entered into
among   NPC   MANAGEMENT,  INC.,  a  Delaware   corporation   (the
"Company"), the banks listed on the signature pages hereof (together with such other financial institutions that from time to time become parties hereto, individually a "Bank" and collectively the "Banks"), CHASE BANK OF TEXAS, NATIONAL ASSOCIATION ("CBT"), as Administrative Agent for the Banks, BANK OF AMERICA, N.A., as
Documentation   Agent  for  the  Banks  and  SUNTRUST   BANK,   as
Syndication Agent for the Banks.
     WHEREAS, the Company, the Banks, CBT as Administrative Agent and Bank of America, N.A., as Documentation Agent, have entered into the Existing Revolving Credit Facility (as hereinafter defined) providing for commitments from such Banks to make loans to the Company and to participate in letters of credit issued for the account of the Company;
     WHEREAS, the Company and CBT, as Administrative Agent and as the Bank thereunder, have entered into the Existing Swingline Credit Facility (as hereinafter defined) providing for commitments from CBT to make loans to the Company;
     WHEREAS, the Company has voluntarily requested that the Banks, and the Banks have agreed to, restructure, rearrange and
renew   the   Existing  Credit  Facilities  and   the   respective
commitments of the Banks and the Administrative Agent parties to the Existing Credit Facilities into obligations and commitments hereunder;
     WHEREAS, the parties hereto intend to amend and restate the Existing Credit Facilities in their entirety as hereinafter set forth;
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. DEFINITIONS, INTERPRETATION OF AGREEMENT AND COMPLIANCE WITH FINANCIAL RESTRICTIONS.
     1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated for purposes of this Agreement (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
     Acquisition Agreement shall mean the Acquisition Agreement dated as of March 25, 1996 by and among Seattle Crab Co., NPCI and Skipper's, Inc.
     Affiliate of any Person means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any
committee   with  responsibility  for  administering,   any   Plan
(hereinafter defined)). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power
          (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners of such Person; or
          (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Administrative Agent means CBT as Administrative Agent for the Banks hereunder and each successor, as provided in Section 14.8, who shall act as Administrative Agent.
     Alternate Base Rate means a per annum interest rate which is the greater at any time of (i) the rate of interest then most recently announced by CBT at Houston, Texas as its prime rate, or
(ii) 0.5% plus the Federal Funds Rate. Such prime rate of CBT is not necessarily intended to be the lowest rate of interest determined by CBT in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans
maintained  as  Alternate  Base  Rate  Loans  shall  take   effect
simultaneously with each change in the Alternate Base  Rate.   The
Administrative Agent shall give notice promptly to the Company and the Banks of changes in the Alternate Base Rate.
     Assignee  shall  have  the  meaning  set  forth  in   Section
15.3(c)(i).
     Assignment and Acceptance shall have the meaning set forth in
Section 15.3(c)(i).
     Bank -- see the Preamble.
     Banking Day means any day on which banks are open for business in Houston, Texas, and with respect to Eurodollar Loans, on which dealings in foreign currencies and exchange may be carried on by the Administrative Agent in the interbank Eurodollar market.
     CBT -- see the Preamble.
     Capitalized Lease means any lease which is or should be capitalized on the balance sheet of the lessee in accordance with GAAP.
     Capitalized Lease Obligations shall mean the amount at which the aggregate rentals due and to become due under all Capitalized Leases under which NPCI or any Subsidiary thereof, as a lessee,
would  be  required  to  be  reflected  as  a  liability  on   the
consolidated balance sheet of NPCI.
     Code means the Internal Revenue Code of 1986 and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.
     Commitment means, with respect to each Bank, the commitment of such Bank to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, and, as to the Swingline Lender to make Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Bank's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 7.4, (b) reduced or increased from time to time pursuant to assignments by or to such Bank pursuant to Section 15.3(c) and (c) increased from time to time pursuant to Section 2.1(b). Each Swingline Loan, whether or not participated among the Banks, shall be deemed as to each Bank a pro rata usage of such Bank's Commitment. The initial amount of each Bank's Commitment is set forth on the signature pages hereto, or in the Assignment and Acceptance pursuant to which such Bank
shall  have  assumed its Commitment, as applicable.   The  initial
aggregate amount of the Banks' Commitments is $180,000,000.
     Company -- see the Preamble.
     Computation Period means any period of four consecutive fiscal quarters of NPCI ending on the last day of a fiscal quarter.
     Consolidated Funded Debt shall mean all Funded Debt  of  NPCI
and   its   Subsidiaries,  determined  on  a  consolidated   basis
eliminating intercompany items.
     Consolidated  Net  Earnings  means  the  consolidated   gross
revenues of NPCI and its Subsidiaries less all operating and non-operating expenses of NPCI and its Subsidiaries including taxes on income, all determined in accordance with GAAP consistent with those followed in the preparation of the financial statements referred to in Section 11.5, provided that (i) there shall not be included in revenues (a) any income representing the excess of equity in any Subsidiary at the date of acquisition over the investment in such Subsidiary, (b) any equity in the undistributed earnings of any corporation which is not a Subsidiary, (c) any earnings of any Subsidiary for any period prior to the fiscal year of NPCI in which such Subsidiary was acquired, or (d) any gains resulting from the write-up of assets, and (ii) capital gains may be included in revenues only to offset capital losses.
     Consolidated Net Income Available for Fixed Charges for any period shall mean the sum of Consolidated Net Earnings during such period, plus (to the extent deducted in determining Consolidated Net Earnings during such period) (i) interest expense, (ii) provision for income taxes, (iii) depreciation and amortization, and (iv) operating lease expense in each case on a consolidated basis; provided, to the extent added to or deducted from income, Facility Action Charges will be subtracted from or added back to Consolidated Net Income Available for Fixed Charges; however
Consolidated Net Income Available for Fixed Charges will be adjusted for Facility Action Cash Costs.
     Consolidated Net Worth means, at any time, the total of stockholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock, ESOP
obligations  and  similar  contra  accounts)  of  NPCI   and   its
Subsidiaries calculated in accordance with GAAP.
     Dollars  and  the sign "$" mean lawful money  of  the  United
States of America.
     EBITDA  means  Consolidated   Net  Earnings  before  interest
expense, provision for taxes (to the extent not excluded from Consolidated Net Earnings), depreciation, amortization and the noncash portion of nonrecurring charges (as defined by GAAP) plus cash pre-opening expenses; provided, to the extent added to or deducted from income, Facility Action Charges will be subtracted from or added back to EBITDA; however EBITDA will be adjusted for Facility Action Cash Costs.
      Effective Date means the date on which all the conditions precedent set forth in Section 10 are met or waived in writing by the Administrative Agent and the Majority Banks.
     ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.
     ERISA Affiliate means any corporation, trade or business that
is,   along  with  NPCI,  a  member  of  a  controlled  group   of
corporations or a controlled group of trades or businesses, as described in sections 414 (b) and 414 (c), respectively, of the Code.
     Equity   Interests  means  shares  of  the   capital   stock,
partnership interests, membership interest in a limited liability company, beneficial interests in a trust or other equity interests in the Company or any Guarantor or any warrants, options or other rights to acquire such interests.
     Eurocurrency Reserve Percentage means, with respect to any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining reserve requirements applicable to "Eurocurrency liabilities" pursuant to Regulation D or any other then applicable regulation of the Board of Governors which
prescribes   reserve  requirements  applicable  to   "Eurocurrency
liabilities," as presently defined in Regulation D. For purposes of this definition, any Eurodollar Loans hereunder shall be deemed to be "Eurocurrency liabilities" as defined in Regulation D.
     Eurodollar Loan means any Revolving Loan which bears interest at a rate determined with reference to the Interbank Rate (Reserve Adjusted).
     Event of Default means any of the events described in Section
13.1.
     Existing Credit Facilities means, collectively, the Existing Revolving Credit Facility and the Existing Swingline Credit Facility.
     Existing   Revolving  Credit  Facility  means  that   certain
$185,000,000 Amended and Restated Revolving Credit Agreement dated as of May 8, 1997 among the Company, CBT as Administrative Agent, and the lenders party thereto.
     Existing Revolving Note means that certain promissory note dated as of May 8, 1997 in the original principal amount of
$185,000,000 executed and delivered by the Company under the Existing Revolving Credit Facility.
     Existing   Swingline  Credit  Facility  means  that   certain
$15,000,000 Amended and Restated Revolving Credit Agreement dated as of May 8, 1997 among the Company, CBT as Administrative Agent, and the lenders party thereto.
     Existing  Swingline  Note means that certain  Series  B  Note dated as of May 8, 1997 executed and delivered by the Company under the Existing Swingline Credit Facility.
     Facility Action Cash Costs means the net cash expenses or income incurred or received by NPCI and its Subsidiaries to service its ongoing, regular monthly obligations (rent, taxes, etc.) under the operating lease obligations existing for units closed as a part of any such Person's asset re-imaging plan. Specifically excluded from this definition are proceeds received from the sale of properties or lease interests and lease buy-out payments made to landlords to terminate any such Person's lease obligations for these closed units.
     Facility Action Charges means the charges recorded to impair or write-off fixed asset and intangible asset values (non-cash facility action charges) in accordance with SFAS No. 121 (GAAP), as well as the accrual of certain exit costs (future lease
payments,   property  taxes,  etc.)  accrued  by  NPCI   and   its
Subsidiaries  to  exit  properties  identified  for   closure   in
accordance with EITF 94-3 as part of NPCI and its Subsidiaries' asset re-imaging program.
     Federal Funds Rate means for any date the weighted average of the rates on overnight Federal Funds transactions, with members of the Federal Reserve System only, arranged by Federal Funds brokers
applicable  to  Federal  Funds transactions  on  that  date.   The
Federal Funds Rate shall be determined by the Administrative Agent on the basis of reports by Federal Funds brokers to, and published daily by, the Federal Reserve Bank of New York in the Composite
Closing  Quotations  for  U.S.  Government  Securities.   If  such
publication is unavailable or the Federal Funds Rate is not set forth therein, the Federal Funds Rate shall be determined on the
basis   of   any   other  source  reasonably   selected   by   the
Administrative Agent. In the case of a day which is not a Banking Day, the Federal Funds Rate shall be the Federal Funds Rate for the immediately preceding Banking Day.
     Fixed Charges shall mean the sum of consolidated (i) interest expense, (ii) operating lease expense and (iii) current maturities of Consolidated Funded Debt as reflected in the GAAP financial statements of NPCI and its Subsidiaries (which maturities shall be determined as of the last day of the period consisting of four fiscal quarters for which Fixed Charges are to be determined).
     Franchise Agreement means any franchise agreement between NPCI or any Subsidiary and Pizza Hut, Inc., as such may be amended or modified from time to time.
     Funded Debt shall mean (i) all Indebtedness having a final maturity of more than one year from the date of incurrence thereof (or which is renewable or extendable at the option of the obligor for a period or periods of more than one year from the date of incurrence), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not included in current liabilities, (ii) all Capitalized Lease Obligations maturing more than one year after the date as of which the computation was made, and (iii) all Guaranties which extend for more than one year after the date of determination.
     GAAP means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.
     Guaranties by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable
instruments   for   deposit   or  collection)   of   such   Person
guaranteeing,   or  in  effect  guaranteeing,  any   Indebtedness,
dividend  or  other obligation of any other Person  (the  "primary
obligor")   in   any  manner,  whether  directly  or   indirectly,
including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds
(x)   for  the  purchase  or  payment  of  such  Indebtedness   or
obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of
the  primary  obligor against loss in respect  thereof.   For  the
purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed
to   be  Indebtedness  equal  to  the  principal  amount  of  such
Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.
     Guarantors shall mean, at any time, each Person which is then a party to the Master Guaranty, which shall be NPCI and each Subsidiary thereof (other than the Company).
     Highest  Lawful  Rate  shall have the meaning  set  forth  in
Section 15.10.
     Indebtedness means, without duplication,
          (i) any obligation, including, without limitation, any obligation for borrowed money (and any notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money), which under GAAP is shown on the balance sheet as a liability (including any obligation under a Capitalized Lease but excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation) and reimbursement obligations arising from letters of credit,
          (ii) indebtedness which is secured by a Lien on, or payable out of the proceeds of production from, property owned by NPCI or any Subsidiary thereof, whether or not the indebtedness secured thereby shall have been assumed by NPCI or such Subsidiary,
          (iii)        guarantees,   endorsements   (other    than
     endorsements of negotiable instruments for collection in the ordinary course of business) and other contingent liabilities
     (whether   direct  or  indirect)  in  connection   with   the
     obligations, stock or dividends of any Person,
          (iv) obligations under any contract providing for the making of loans, advances or capital contributions to any Person, or for the purchase of any property from any Person, in each case in order to enable NPCI or any Subsidiary thereof primarily to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses of such Person,
          (v) obligations under any contract for the purchase of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials,  supplies or other property or  services  is  ever made or tendered,
          (vi) obligations under any contract to rent or lease (as lessee) any real or personal property if such contract (or related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in
     general  use  and  requires  that  the  lessee  purchase   or
     otherwise acquire material amounts of securities, assets or obligations of the lessor,
          (vii) obligations under any other contract which, in economic effect, is substantially equivalent to a guarantee; all as determined in accordance with GAAP; provided that Indebtedness shall not include trade accounts payable, accrued expenses or income taxes payable, each arising in the ordinary course of business.
     Indebtedness to Pro Forma EBITDA Ratio means, as of the last day of any fiscal quarter, the ratio of (a) all Indebtedness of NPCI and its Subsidiaries on such day to (b) Pro Forma EBITDA for the period of four consecutive fiscal quarters ending on such day.
     Indemnification Agreements shall mean, collectively, the Lease Indemnification Agreement and the Liability Assumption Agreement, as those agreements are defined and identified in the Acquisition Agreement.
     Interbank Rate means, for any Interest Period, the rate per annum at which Dollar deposits in immediately available funds are offered to the Administrative Agent two Banking Days prior to the beginning of such Interest Period by major banks in the interbank Eurodollar market as at or about 10:00 a.m., Houston time, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal to the amount of CBT's Eurodollar Loan for such Interest Period.
     Interbank Rate (Reserve Adjusted) means a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:
         Interbank Rate      =          Interbank Rate
       (Reserve Adjusted)     1.0-Eurocurrency Reserve Percentage
     Interest Period means, with respect to any Eurodollar Loan, the one month, two month, three month or six month period commencing on the applicable borrowing date or conversion date of such Loan or the last day of the prior Interest Period for such Loan, as the case may be; provided, however, that no Interest Period shall extend beyond the Termination Date. Each Interest Period which would otherwise end on a day which is not a Banking Day shall end on the next succeeding Banking Day unless such next succeeding Banking Day is the first Banking Day of a calendar month, in which case it shall end on the next preceding Banking Day.
     Investment means any investment, made in cash or by delivery of any kind of property or asset, in any Person, whether by acquisition of shares of stock or similar interest, Indebtedness or other obligation or security, or by loan, advance or capital contribution, or otherwise.
     Joinder  Agreement shall have the meaning set  forth  in  the
Master Guaranty.
     LC Exposure means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time
plus   (b)   the  aggregate  amount  of  all  Letter   of   Credit
disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Bank at any time shall be its Percentage of the total LC Exposure at such time.
     Letters of Credit shall have the meaning set forth in Section
4.1.
     Letter of Credit Application shall have the meaning set forth in Section 4.2.
     Lien means any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien or security interest, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement  and  the  interest of a lessor  under  any  Capitalized
Lease.
     Loan means either a Revolving Loan and/or Swingline Loan,  as the case may be.
     Loan Documents means this Agreement, the Notes, any Letter of Credit Application, the Master Guaranty, each Joinder Agreement and any and all agreements or instruments now or hereafter executed and delivered by the Company, any Guarantor or any other Person guaranteeing, securing or otherwise supporting payment or performance of the Notes, this Agreement or any other Loan Document, as they may be modified or amended from time to time in accordance with the terms and provisions thereof.
     Majority Banks means, at any time, those Banks having Revolving Credit Exposures and unused Commitments representing more than fifty percent (50%) of the sum of the total Revolving Credit Exposures and unused Commitments at such time.
     Master  Guaranty  shall mean the Amended and Restated  Master
Guaranty   executed   and  delivered  pursuant   hereto,   to   be
substantially in the form of Exhibit Q, as amended  from  time  to time.
     Margin means (a) initially, 1.00% and (b) on and after any date specified below on which the Margin is to be adjusted, the rate per annum set forth in the table below opposite the applicable Indebtedness to Pro Forma EBITDA Ratio:
         Indebtedness
              to
       Pro Forma EBITDA                  Margin

          2.75 < x                        1.50%

          2.50 < x < 2.75                 1.25%

          2.25 < x < 2.50                 1.00%

          1.50 < x < 2.25                  .75%

          x < 1.50                         .50%
The Margin shall be adjusted, to the extent applicable, (i) 45 days (or, in the case of the last fiscal quarter of any fiscal year, 90 days) after the end of each fiscal quarter based on the Indebtedness to Pro Forma EBITDA Ratio as of the last day of such fiscal quarter; it being understood that if the Company fails to deliver the financial statements required by Section 12.1(a) or 12.1(b), as applicable, by the 45th day (or, if applicable, the 90th day) after any fiscal quarter, the Margin shall be 1.50% until such financial statements are delivered and (ii) upon the effective date of any acquisition permitted pursuant to Section 12.10(a) based upon the change, if any, in the Indebtedness to Pro Forma EBITDA Ratio set forth in the certificate delivered in connection with such acquisition pursuant to Section 12.1(c).
     Money Market Rate means for any Swingline Loan the per annum interest rate which is quoted by the Swingline Lender for such Swingline Loan at the making thereof.
     Note  Agreements  means  the Note  Agreements  identified  in
Exhibit H.
     Notes  means,  collectively,  the  Revolving  Note  and   the
Swingline Note.
     NPCI means NPC International, Inc.
     Payment Date means (a) as to any Eurodollar Loan, the last day of each Interest Period with respect thereto and, if such Interest Period is in excess of three months, the date that is three months after the commencement of such Interest Period, and
(b) as to any Reference Rate Loan and any Swingline Loan, the last day of each March, June, September and December.
     PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.
     Percentage means, with respect to any Bank, the percentage of
the  total Commitments represented by such Bank's Commitment.   If
the Commitments have terminated or expired, the Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.
     Permitted Guaranty Debt means (1) Indebtedness evidenced by the Master Guaranty, (2) Indebtedness evidenced by any guaranty agreement given by any Guarantor in favor of any holder of any Indebtedness listed on Exhibit H, and (3) Indebtedness evidenced by any guaranty agreement given by any Guarantor in favor of any holder of any Indebtedness of the Company that may be incurred by the Company pursuant to Section 12.8(e).
     Permitted Liens means the following, provided that none of the following materially adversely affect the financial condition or business operations of NPCI and its Subsidiaries taken as a whole:
          (1) Liens of taxes, assessments, and governmental charges not yet payable, or not delinquent and payable without interest or penalty so long as so payable;
          (2) Liens of taxes, assessments, governmental charges and other Indebtedness, the validity of which are being contested in good faith by appropriate action diligently pursued, provided that such proceeding shall suspend the collection of such taxes, assessments, governmental charges, or other Indebtedness and no property of NPCI or any Subsidiary thereof would be in any danger of being forfeited during the period of such contest;
          (3) Liens of employees and laborers for current wages, not yet due, incidental to current operations or current construction, and Liens of others for current indebtedness, not yet due, incidental to current construction, including
     maintenance,    repair,    and    alteration;     mechanics',
     materialmen's, workmen's, repairmen's or carriers' liens, or other similar Liens arising in the ordinary course of business, or deposits, Liens, or pledges of personal property to obtain the release of any such Liens;
          (4) oil and gas leases, licenses, privileges, other leases, releases of damages, easements, restrictions on the use of real property, zoning laws and ordinances, rights-of-
     way,   minor  irregularities  in  title  and  other   similar
     encumbrances (including the right of vendors to occupy and use real property previously sold to NPCI or any Subsidiary thereof not immediately required by NPCI or any Subsidiary thereof for use in its business), not in any case impairing the use by NPCI or any Subsidiary thereof in its business of the property affected thereby;
          (5) in the case of easements and right-of-way grants from governmental bodies, the rights of the public;
          (6) Liens existing prior to the time of acquisition upon any real or personal property acquired by NPCI or any Subsidiary thereof through purchase, merger, consolidation,
     or   otherwise,  whether  or  not  assumed  by  NPCI  or  any
     Subsidiary thereof;
          (7)   Liens  in  connection  with  the  acquisition   of
     property  after  the  date hereof by way  of  purchase  money
     mortgage,   conditional   sale  or  other   title   retention
     agreement,  Capitalized  Lease  or  other  deferred   payment
     contract, and attaching only to the property being acquired, if the Indebtedness secured thereby does not exceed 75% (100% in the case of a Capitalized Lease) of the lesser of cost or fair market value of such property at the time of acquisition thereof;
          (8) deposits, Liens, or pledges of personal property or of securities to secure payments of workers' compensation, unemployment insurance, old age pensions or other Social Security, or to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), or leases to which NPCI or any Subsidiary thereof is a party, or to secure public or statutory obligations of NPCI or any Subsidiary thereof, or deposits of cash or United States government obligations to secure or in lieu of surety, stay or appeal bonds to which NPCI or any Subsidiary thereof is a party, or pledges, Liens, or deposits for similar purposes in the ordinary course of business;
          (9) Liens based on workers' compensation claims which are not due and payable, or the validity of which is being contested in good faith; and
          (10) minor discrepancies and encroachments that might be disclosed by an accurate survey.
Should any of the preceding Permitted Liens occur, the Banks may reasonably request, as to all the preceding matters referred to in paragraphs (1), (2), (3), (7), (8) and (9) above, that adequate reserves be set aside and maintained by NPCI or any Subsidiary with respect thereto.
     Person means an individual, partnership, corporation, trust, joint venture, joint stock company, association, unincorporated
organization,  government  or  agency  or  political   subdivision
thereof, or other entity.
     Pizza   Hut,   Inc.  means  Pizza  Hut,  Inc.,   a   Delaware
corporation.
     Plan means a "pension plan," as such term is defined in ERISA, established or maintained by NPCI or any ERISA Affiliate or as to which NPCI or any ERISA Affiliate contributes or is a member or otherwise may have any liability.
     Pro Forma EBITDA means EBITDA provided, however, that for the purpose of calculating Pro Forma EBITDA with respect to any Person acquired pursuant to Section 12.10(a) (the "Acquisition Target"), EBITDA of the Acquisition Target for each full fiscal quarter included in the applicable Computation Period prior to such Acquisition (including the fiscal quarter during which it was acquired) shall be included and adjusted for tangible operational changes due to field expense differentials, royalty payments to be made to Pizza Hut, Inc., contractual rent payments on real estate and equipment and general and administrative cost differences, all as set forth in the most recent certificate delivered pursuant to
Section 12.1(c).
     Reference Rate Loan means any Revolving Loan which bears interest at or by reference to the Alternate Base Rate.
     Reportable Event has the meaning given to such term in ERISA. Responsible Officer means the Chief Operating Officer, the
Chief Financial Officer or the Chief Accounting Officer.
     Restricted Indebtedness means Indebtedness of the Company or any Guarantor, the payment, prepayment, redemption, repurchase or defeasance of which is restricted under Section 12.17.
     Revolving Credit Exposure means, with respect to any Bank at any time, the sum of the outstanding principal amount of such Bank's Revolving Loans and its LC Exposure and Swingline Exposure at such time.
     Revolving Loan means a Loan made pursuant to Section 2.1. Revolving Note means the Revolving Note referred to in
Section 3.
     Romacorp, Inc. means Romacorp, Inc., a Delaware corporation. Sharing Agreement shall mean the Sharing Agreement executed and delivered as of May 8, 1997, substantially in the form of Exhibit R attached hereto, as amended from time to time.
     Subsidiary means any Person which is directly or indirectly controlled by NPCI or its other Subsidiaries or of which or in which NPCI or its other Subsidiaries at any time own directly or indirectly 50% or more of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (ii) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity, or (iii) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.
     Supermajority Banks means, at any time, those Banks having Revolving Credit Exposures and unused Commitments representing at least sixty-seven percent (67%) of the sum of the total Revolving Credit Exposures and unused Commitments at such time.
     Swingline   Exposure  means,  at  any  time,  the   aggregate
principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Bank at any time shall be its Percentage of the total Swingline Exposure at such time.
     Swingline Lender means CBT.
     Swingline Loan means a Loan made pursuant to Section 5. Swingline Maturity Date means, for any Swingline Loan, the date that is one (1) to thirty (30) days from the date of such Loan as selected by the Company in the notice of borrowing, but not later than the Termination Date.
     Swingline Note means the Note referred to in Section 5(c). Synthetic Purchase Agreement means any swap, derivative or other agreement or combination of agreements pursuant to which the Company or a Guarantor is or may become obligated to make (i) any payment in connection with a purchase by any third party from a Person other than the Company or a Guarantor of any Equity
Interest  or  Restricted Indebtedness or (ii) any  payment  (other than on account of a permitted purchase by it of any Equity Interest or any Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Company or the Guarantor (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.
     Termination Date means June 20, 2003, as such date may from time to time be extended in accordance with Section 2.5, or such earlier date as may be fixed by the Company on at least thirty
(30) Banking Days' written notice to the Administrative Agent  and the Banks.
     Termination Event with respect to any Plan means (i) the institution by NPCI, the PBGC or any other Person of steps to terminate such Plan, (ii) the occurrence of a Reportable Event
with   respect  to  such  Plan  which  the  Administrative   Agent
reasonably believes may be a basis for the PBGC to institute steps to terminate such Plan, or (iii) the withdrawal from such Plan (or deemed withdrawal under section 4062(f) of ERISA) by NPCI or any ERISA Affiliate if NPCI or such ERISA Affiliate is a "substantial employer" within the meaning of section 4063 of ERISA.
     Unmatured Event of Default means any event or condition which, with the lapse of time or giving of notice to the Company or both, would constitute an Event of Default.
     Value shall mean, with respect to any asset at any date of determination, the greater of such asset's book or fair market value as of the date of determination, with "book value" being the value of such asset as would appear immediately prior to such determination on a balance sheet of the owner of such asset prepared in accordance with GAAP.
     1.2 Other Definitional Provisions. Unless otherwise defined or the context otherwise requires, all financial and accounting terms used herein or in any certificate or other document made or delivered pursuant hereto shall be defined in accordance with GAAP. Unless otherwise defined therein, all terms defined in this Agreement shall have the defined meanings when used in the Note or in any certificate or other document made or delivered pursuant hereto.
     1.3  Interpretation of Agreement.  A Section, an Exhibit or a
Schedule is, unless otherwise stated, a reference to a section hereof, an exhibit hereto or a schedule hereto, as the case may be. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement. The words "hereof," "herein," "hereto" and "hereunder" and words of similar purport when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
     1.4 Complaince with Financial Restrictions. Complaince with each of the financial ratios and restrictions contained in Section 12 shall, except as otherwise provided herein, be determined in accordance with GAAP consistently followed.
     1.5    Accounting  Principles.   All  accounting  terms   not
specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the audited financial statements referred to in Section 12.1 hereof. All financial information delivered to the Administrative Agent pursuant to Section 12.1 hereof shall be prepared in accordance with GAAP applied on a basis consistent with those reflected by the initial financial statements delivered to the Administrative Agent pursuant to Section 11.5, except (i) where such principles are inconsistent with the requirements of this Agreement and (ii) for those changes with which the independent certified public accountants referred to in Section 12.1(a) hereof concur in rendering unqualified certificates as to financial statements.
2. COMMITMENTS OF THE BANKS TO MAKE REVOLVING LOANS; BORROWING PROCEDURES OF REVOLVING LOANS.
     2.1 Commitments. (a) Subject to the terms and conditions of this Agreement, each Bank, severally but not jointly, agrees to make loans (collectively the "Revolving Loans" and individually each a "Revolving Loan") to the Company from time to time from the date hereof to, but not including, the Termination Date, in an aggregate principal amount that will not result in either or both
(i) such Bank's Revolving Credit Exposure exceeding such Bank's Commitment or (ii) the sum of the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Revolving Loans. Each Revolving Loan shall be made as part of a borrowing consisting of Revolving Loans made by the Banks on a pro-rata basis according to each Bank's Percentage. The failure of any Bank to make any Revolving Loan required to be made by it shall not relieve any other Bank of its obligationshereunder.
          (b) The Company may seek one or more financial institutions to make a commitment or commitments of Revolving Loans in the aggregate amount of $20,000,000 (the "Commitment
Increase").   For  purposes of the foregoing,  the  Administrative
Agent may from time to time (i) admit additional Banks under this Agreement (each an "Additional Bank") or (ii) at the request of
any   Bank,  increase  the  Commitment  of  such  Bank  (each   an
"Increasing Bank"), provided that (A) any Additional Bank shall be eligible to be a Bank under this Agreement and admission of such Additional Bank as a party to this Agreement shall have been consented to by the Administrative Agent and the Company; (B)
after   giving  effect  to  the  Commitment  Increase  the   total
Commitments shall not exceed $200,000,000; (C) the Commitment percentages and pro rata shares of the Banks shall be adjusted accordingly; (D) none of the Banks shall have any obligation to increase its Commitment; and (E) neither the Administrative Agent, the Company, any Bank or any of their respective Affiliates shall have any obligation to find or arrange for any Additional Bank.
     2.2   Loan  Options.  Each Revolving Loan shall be  either  a
Reference Rate Loan or a Eurodollar Loan, except as otherwise provided herein. Any combination of types of Revolving Loans may be outstanding at the same time; provided, however, that the Company may not have more than ten borrowings of Eurodollar Loans outstanding at the same time.
     2.3 Borrowing Procedure of Revolving Loans; Funding of Borrowings of Revolving Loans.
          (a) Subject to the terms of this Agreement, the Company shall give the Administrative Agent (i) at least three (3) Banking Days' prior notice of each proposed borrowing of Eurodollar Loans not later than 10:00 a.m. Houston time on the date of such notice, and (ii) at least one Banking Day's prior notice of each proposed borrowing of Reference Rate Loans not later than 10:00 a.m. Houston time on the date of
     such  notice.   Each  notice shall be by telephone  (promptly
     confirmed in writing in the form of Exhibit K hereto) and shall specify (i) the type of Loans requested, (ii) in the
     case   of  Eurodollar  Loans,  the  initial  Interest  Period
     therefor, (iii) the borrowing date, which shall be a Banking Day and (iv) the amount of Loans requested. Each such notice shall be irrevocable.
          (b) Each borrowing of Reference Rate Loans shall be in a minimum amount of $100,000 or an integral multiple thereof; provided that a Reference Rate Loan may be in an aggregate amount that is equal to the entire unused balance of the Commitments or that is required to finance the reimbursement of a Letter of Credit disbursement as contemplated in Section
     4.4. Each borrowing of Eurodollar Loans shall be in a minimum amount of $500,000 or an integral multiple thereof.
          (c) Promptly following receipt of a notice of borrowing in accordance with this Section, the Administrative Agent shall advise each Bank thereof. Not later than 12:30 p.m., Houston time, on the date of a proposed borrowing of a Revolving Loan, each Bank shall provide the Administrative Agent at its principal office in Houston with immediately available funds covering such Bank's ratable share (if any) of such borrowing. The Administrative Agent, on behalf of the Banks, will pay to the Company, by crediting its commercial demand deposit account at CBT, the amount of each Revolving Loan on the date designated in the notice of borrowing upon receipt of the documents required in Section 9
     and,   if  applicable,  Section  10,  with  respect  to  such
     Revolving Loan.
          (d) Unless the Administrative Agent shall have received notice from a Bank prior to the proposed date of any borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such borrowing, the Administrative Agent may assume that such Bank has made such share available on such date in accordance with paragraph (c) of this Section and may, in reliance upon such assumption,
     make  available  to the Company a corresponding  amount.   In
     such event, if a Bank has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Bank and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the
     Company  to  but  excluding  the  date  of  payment  to   the
     Administrative Agent, at (i) in the case of such Bank, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Company, the interest rate applicable to Reference Rate Loans. If such Bank pays such amount to the Administrative Agent, then such amount shall constitute such Bank's Revolving Loan included in such borrowing.
     2.4 Continuation and/or Conversion of Revolving Loans. The Company may elect (i) to continue any outstanding Eurodollar Loan from the current Interest Period of such Revolving Loan into a subsequent Interest Period to begin on the last day of such current Interest Period, or (ii) to convert any outstanding Reference Rate Loan into a Eurodollar Loan or, on the last day of the current Interest Period, to convert one type of Revolving Loan into another, in each case by giving at least three (3) Banking Days' prior telephonic notice not later than 10:00 a.m., Houston time, on the date of such notice (promptly confirmed in writing in the form of Exhibit L hereto) to the Administrative Agent (which shall promptly advise each Bank thereof) of such continuation or conversion, specifying the date, amount and the Interest Period, if applicable. Absent notice of continuation or conversion, each Eurodollar Loan shall automatically convert into a Reference Rate Loan on the last day of the current Interest Period for such
Revolving  Loan,  unless  paid in  full  on  such  last  day.   No
Revolving Loan shall be converted into a Eurodollar Loan and no Eurodollar Loan shall be continued less than 30 days before the Termination Date or at any time that an Event of Default or an Unmatured Event of Default exists.
     2.5  Extension of the Termination Date.
          (a) At least 60 but not more than 90 days before any anniversary of the Effective Date, the Company may, by delivery of a written request to the Administrative Agent in the form of Exhibit B, request that each Bank agree to extend the then-scheduled Termination Date by one (1) year.
         (b) The Administrative Agent shall, upon receipt of any such extension request, promptly notify each Bank thereof, and request that each Bank promptly advise the Administrative Agent of its approval or rejection of such request.
          (c)    Upon  receipt  of  such  notification  from   the
     Administrative Agent, each Bank may, in its sole discretion, agree to extend for one (1) year, or decline to extend, the Termination Date, and each Bank shall, within 30 days of receipt of the notice described in clause (b), notify the Administrative Agent of its approval or denial of such
     request.   If  any Bank does not so notify the Administrative
     Agent, such Bank shall be deemed to have denied such extension request. The Administrative Agent shall, no later than 30 days following its receipt of any extension request from the Company, notify the Company as to the Banks which have approved or denied such request.
          (d) If all of the Banks approve any such request, the Termination Date shall be extended to the date which is one
     (1) year after the Termination Date in effect immediately prior to such extension. If fewer than all of the Banks approve any such request, the Termination Date shall not be extended.
3.   NOTE EVIDENCING REVOLVING LOANS.
     3.1 Reference Rate Loans; Eurodollar Loans. The Reference Rate Loans and Eurodollar Loans of all Banks shall be evidenced by the Company's promissory note (the "Revolving Note") in the form of Exhibit A-1, with appropriate insertions, which Note shall (i) be dated the Effective Date (or such other date satisfactory to the Administrative Agent), (ii) be made payable to the order of the Administrative Agent for the account of the Banks ratably in accordance with their Percentages, and (iii) mature on the
Termination  Date.   In  the event the aggregate  Commitments  are
increased  pursuant  to  Section  2.1(b),  the  Company  and   the
Administrative Agent shall amend and restate the Revolving Note to evidence such increased Commitments. The Revolving Note shall be an amendment and restatement of the Existing Revolving Note.
     3.2 Evidence of Revolving Loans. All Revolving Loans made by the Banks to the Company pursuant to this Agreement and all payments of principal shall be evidenced by the Administrative Agent in its records or, at its option, on the schedule attached to the Revolving Note, which records or schedule(s) shall be rebuttable presumptive evidence of the subject matter thereof, provided that the failure of the Administrative Agent to make any endorsement or other notation, or any error in doing so, shall not affect the obligations of the Company hereunder or under the Revolving Note.
4.   LETTERS OF CREDIT.
     4.1 Issuance, Amendment, Renewal and Extension of Letters of Credit. Subject to the terms and conditions of this Agreement, the Commitments may, in addition to the Revolving Loans provided for in Section 2.1, be utilized, upon the request of the Company, for the issuance of letters of credit by CBT for the account of the Company (such letters of credit issued by CBT being hereinafter collectively referred to as the "Letters of Credit"); provided that CBT shall have no obligation to issue, amend, renew, or extend any such Letter of Credit if, after giving effect to such issuance, amendment, renewal or extension, the aggregate face amount of all Letters of Credit outstanding at such time would exceed (i) together with the aggregate outstanding amount of Revolving Loans and Swingline Loans at such time, the Commitments at such time, or (ii) $15,000,000.
     4.2    Procedure   for  Issuance,  Amendment,   Renewal   and
Extension. (a) In order to effect the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall deliver to the Administrative Agent (which delivery may be by facsimile transmission) (i) in the case of a requested issuance of a Letter of Credit, a letter of credit application in substantially the form attached hereto as Exhibit O (the "Letter of Credit Application"), or (ii) in the case of a requested amendment, renewal or extension of an outstanding Letter of Credit, a notice requesting the same, in each case not later than 10:00 a.m., Houston time, two (2) Business Days prior to the proposed date of issuance, amendment,
renewal  or  extension of the Letter of Credit.   Each  Letter  of
Credit Application and each such notice shall be duly executed by a Responsible Officer of the Company, shall be irrevocable and shall (i) specify the day on which such Letter of Credit is to be issued, amended, renewed or extended, as the case may be (which shall be a Business Day), and (ii) set forth calculations evidencing availability for the Letter of Credit, as required pursuant to Section 4.1 hereof; provided that, in no event shall the Letter of Credit have an expiry date on or after a date which occurs (A) more than twelve (12) months after its date of issuance (or, in the case of any renewal or extension thereof, after its date of renewal or extension) or (B) later than ten (10) days prior to the Termination Date.
          (b) Upon receipt of the Letter of Credit Application (or notice of amendment, renewal or extension, as the case may
be), and satisfaction of the applicable terms and conditions of this Agreement, and provided that no Unmatured Event of Default or Event of Default exists, or would, after giving effect to the issuance, amendment, renewal or extension of the Letter of Credit, exist, CBT shall issue such Letter of Credit to the beneficiary specified in the Letter of Credit Application (or execute such amendment, extension or renewal, as the case may be) no later than the close of business, in Houston, Texas, on the date so specified. The Administrative Agent shall provide the Company and each Bank with a copy of the Letter of Credit which has been
issued,  amended, renewed or extended, as the case may  be.   Each
Letter of Credit shall (i) provide for the payment of drafts presented for honor thereunder by the beneficiary in accordance with the terms thereof, when such drafts are accompanied by the documents described in the Letter of Credit, if any, and (ii) to the extent not inconsistent with the express terms hereof or the applicable Letter of Credit Application, be subject to the Uniform
Customs   and  Practice  for  Documentary  Credits,  International
Chamber  of  Commerce  Publication  No.  500  (together  with  any subsequent  revisions  thereof  approved  by  a  Congress  of  the
International  Chamber  of Commerce and adhered  to  by  CBT,  the
"UCP"), and shall, as to matters not governed by the UCP, be governed by, and construed and interpreted in accordance with, the laws of the State of Texas.
     4.3 Purchase of Participations. Upon the issuance date of each Letter of Credit, CBT shall be deemed, without further action by any party hereto, to have sold to each other Bank, and each other Bank shall be deemed, without further action by any party hereto, to have purchased from CBT, a participation, to the extent
of   such  Bank's  Percentage,  in  the  Letter  of  Credit,   the
obligations thereunder and in the reimbursement obligations of the Company due in respect of drawings made under the Letter of
Credit.  Each Bank acknowledges and agrees that its obligation  to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of an Unmatured Event of Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. If requested by CBT, the other Banks will execute any other documents reasonably requested by CBT to evidence the purchase of such participations, provided that such documents shall be in form and substance satisfactory to each
Bank.   Upon  issuance of a Letter of Credit and the  purchase  of participations hereunder, in respect of clarification, each Bank (including CBT) hereby agrees that the principal amount of each such Bank's interest in the reimbursement obligation of the Company in respect of such Letter of Credit shall be deemed to be included in the principal amount which constitutes the numerator in the applicable calculation of such Bank's Percentage hereunder.
     4.4 Presentment and Honor of Letter of Credit. Upon the presentment of a draft for honor under any Letter of Credit by the beneficiary thereof which CBT has determined is in compliance with the conditions for payment thereunder, CBT shall promptly notify the Company, the Administrative Agent and each Bank of the intended date of honor of such draft and subject to Section 3 hereof, the amount due and owing in respect of such draft shall automatically and without any action by the Company be immediately due and payable by the Company and until paid, shall be deemed to be a Reference Rate Loan to the Company as of the date of payment of such draft by CBT, and each Bank shall, notwithstanding any other provision of this Agreement (including the occurrence and continuance of an Unmatured Event of Default or an Event of Default), make available to the Administrative Agent for the benefit of CBT an amount equal to its Percentage of the presented
draft  on  the day CBT is required to honor such draft.   If  such
amount is not in fact made available to the Administrative Agent by such Bank on such date, such amount shall bear interest at the lesser of (i) the Federal Funds Rate or (ii) the Highest Lawful Rate, payable on demand by the Administrative Agent.
     4.5   Obligations  of  the Company Absolute.   The  Company's
obligation to reimburse CBT for the amount of any draft drawn under a Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid immediately to the Administrative
Agent   for  the  account  of  the  Banks  upon  demand   by   the
Administrative Agent, and otherwise strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:
          (a) the existence of any claim, set-off, defense or other rights which the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), CBT, any Bank or any other Person, whether in connection with this Agreement, any other Loan Document, the transactions contemplated herein or therein or any unrelated transaction;
          (b) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any material respect or any statement therein being untrue or inaccurate in any respect;
          (c) payment by CBT under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit, provided that such payment shall not have been the result of gross negligence or wilful misconduct of CBT; and
          (d) any other circumstance or event whatsoever, whether or not similar to the foregoing.
     4.6 Liability of CBT. The Company assumes all risks of the acts or omissions of the beneficiary and any transferee of each Letter of Credit with respect to its use of such Letter of Credit Neither CBT, the Administrative Agent, nor any Bank shall be liable or responsible for, and the Company hereby indemnifies and holds CBT, the Administrative Agent and each Bank harmless for:
(a) the use which may be made of any Letter of Credit or for any acts or omissions of the beneficiary and any transferee thereof
in   connection  therewith,  or (b) the validity or genuineness of
documents, or  of  any   endorsement(s)  thereon,   even  if  such
documents  should  in  fact prove  to  be in  any  or all respects
invalid,  fraudulent  or  forged,  or  any   other   circumstances
whatsoever in making or failing to make payment, against CBT, the Administrative Agent or any Bank, except damages determined to to have been caused by gross negligence or willful misconduct of CBT in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit and here shall have been a wrongful payment as a result thereof (for which only CBT shall be liable or responsible); provided that, it is the intention of the Company hereunder to indemnify CBT, the Administrative Agent and each Bank for its own negligence, other than negligence constituting gross negligence or willful mis-conduct. In furtherance and not in limitation of the foregoing, CBT may accept documents that appear on their face to be in order, without responsibility for investigation, regardless of any notice or information to the contrary.
     4.7 Provisions of Agreement Control. In the event that any provision of a Letter of Credit Application is inconsistent, or in
conflict  with,  any  provisions  of  this   Agreement,  including
provisions for the rate of interest applicable to draws thereunder, delivery of collateral or rights of setoff or any representations, warranties, covenants or any events of default set forth therein, the provisions of this Agreement shall govern.
5.   SWINGLINE LOANS
          (a) Subject to the terms and conditions set forth herein, and provided that no Unmatured Event of Default or Event of Default exists, or would, after giving effect to such Swingline Loan, exist, the Swingline Lender agrees to make Swingline Loans to the Company from time to time from the date hereof to, but not including, the Termination Date, in an aggregate principal amount at any time outstanding that will not result in either or both (i) the aggregate principal amount of outstanding Swingline Loans exceeding $15,000,000 or (ii) the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.
          (b) To request a Swingline Loan, the Company shall notify the Administrative Agent of such request by telephone (promptly confirmed in writing in the form of Exhibit K hereto), not later than 10:00 a.m., Houston time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), the amount of the requested Swingline Loan and the requested Swingline Maturity Date therefor. Each borrowing of a Swingline Loan shall be in a minimum amount of $100,000 or an integral multiple
thereof.   The  Administrative  Agent  will  promptly  advise  the
Swingline Lender of any such notice received from the Company. The Swingline Lender shall promptly provide to the Company a quotation of the interest rate that would be applicable to a borrowing of Swingline Loans in the amount requested and with a Maturity Date specified in the notice of borrowing. If such interest rate is satisfactory to the Company, the Company shall, not later than the time specified by the Swingline Lender when providing the interest
rate  quotation, request that such Swingline Loan  be  made.   The
Swingline Lender shall make each Swingline Loan available to the Company by means of a credit to the general deposit account of the Company with the Swingline Lender by 12:30 p.m., Houston time, on the requested date of such Swingline Loan. The principal amount of each Swingline Loan shall mature and, shall be payable in full, on its respective Maturity Date. The Company shall not prepay the principal of any Swingline Loan without the consent of the Swingline Lender.
          (c) The Swingline Loans shall be evidenced by the Company's promissory note (the "Swingline Note") in the form of Exhibit A-2, with appropriate insertions, which Note shall (i) be dated the Effective Date (or such other date satisfactory to the Administrative Agent), (ii) be made payable to the order of the Administrative Agent for the account of the Swingline Bank and
(iii) mature on the Termination Date. The Swingline Note shall be an amendment and restatement of the Existing Swingline Note.
          (d) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Houston time, on any Business Day require the Banks to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding if an Event of Default has occurred and is continuing. Such notice shall specify the aggregate amount of Swingline Loans in which Banks will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Bank, specifying in such notice such Lender's Percentage of such
Swingline  Loan  or  Loans.   Each  Bank  hereby  absolutely   and
unconditionally agrees, immediately upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Percentage of such Swingline Loan or Loans. Each Bank acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of an Unmatured Event of Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Bank shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in
Section  2.3 with respect to Loans made by such Bank (and  Section
2.3 shall apply, mutatis mutandis, to the payment obligations of the Banks), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Banks.
The   Administrative  Agent  shall  notify  the  Company  of   any
participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Banks that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof.
6.   INTEREST AND FEES.
     6.1  Interest.
         (a) Reference Rate Loans. The unpaid principal of the Reference Rate Loans shall bear interest prior to maturity at a rate per annum equal to the Alternate Base Rate in effect
     from  time  to  time.   Prior to maturity  interest  on  each
     Reference Rate Loan shall be payable on each Payment Date therefor and on the Termination Date.
          (b) Eurodollar Loans. The unpaid principal of each Eurodollar Loan shall bear interest prior to maturity at a rate per annum equal to the Interbank Rate (Reserve Adjusted) in effect for each Interest Period therefor plus the Margin from time to time in effect. Interest on each Eurodollar Loan shall be payable on each Payment Date therefor and on the Termination Date.
          (c) Swingline Loans. The unpaid principal of each Swingline Loan shall bear interest prior to maturity at the Money Market Rate applicable to such Loan. Interest on each Swingline Loan shall be payable on the Payment Date therefor and on the Termination Date.
          (d)    Interest  After  Maturity.   Notwithstanding  the
     foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Company hereunder is not paid when due, whether at stated maturity, by acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, from and including the date such amount shall have become due to (but not including) the date of payment thereof in full, at the rate per annum which is equal to the greater of (i) 2% in excess of the rate applicable to the unpaid amount immediately before it became due or (ii) 2% in excess of the Alternate Base Rate from time to time in effect. Interest after maturity shall be payable on demand.
     6.2 Commitment Fee. The Company agrees to pay to the Banks ratably in accordance with their Percentages, a commitment fee, for the period commencing on March 31, 2000 and ending on the
earlier  of  (x)  the  Termination  Date  and  (y)  the  date   of
termination of the Commitments, equal to 0.25% per annum on the daily average of the unused amount of the Commitments, provided, however, Swingline Loans which have not been participated by the Swingline Lender to the Banks are not a use of the Commitments for purposes of calculating the commitment fee of any Bank other than
the  Swingline  Lender.   The commitment fee  paid  to  the  Banks
pursuant to this Section 6.2 shall be payable on the last day of each March, June, September and December and on the Termination Date or the date of termination of the Commitments, in each case for any period then ending for which such commitment fee shall not have been theretofore paid.
     6.3 Letter of Credit Fees. The Company agrees to pay to the Administrative Agent for account of the Banks a letter of credit fee for the issuance and maintenance of Letters of Credit in an amount equal to, the greater of (i) $500 and (ii) the face amount of such Letters of Credit multiplied by the then applicable Margin, payable quarterly in arrears on the last Banking Day of each March, June, September and December during the term of this Agreement and on the Termination Date.
     6.4 Method of Calculating Interest and Fees. Interest on each Eurodollar Loan (and on any Reference Rate Loan bearing interest by reference to the Federal Funds Rate) and each Swingline Loan shall be computed on the basis of a year consisting of 360 days and paid for actual days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Interest on each Reference Rate Loan (other than any Reference Rate Loan described in the preceding sentence) shall be calculated on the basis of a 365 day or 366 day year, as applicable, and paid for actual days elapsed. The fees payable pursuant to Section 6.2 and 6.3 shall be computed on the basis of a year consisting of 360 days and paid for actual days elapsed.
     6.5 Administrative Agent's Fee. The Company shall pay the Administrative Agent the fees separately agreed to between the Company and the Administrative Agent.
7.   PAYMENTS,  PREPAYMENTS,  REDUCTION  OR  TERMINATION  OF   THE
     COMMITMENTS.
     7.1    Repayment   of   Loan.    (a)   The   Company   hereby
unconditionally promises to pay (i) to the Administrative Agent for the account of each Bank the then unpaid principal amount of each Revolving Loan on the Termination Date to such Loan and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the applicable Swingline Maturity Date.
          (b) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Banks or the Issuing Bank hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute on such date to the Banks or the Issuing Bank, as the case may be, the amount due. In such event, if the Company has not in fact made such payment, then each of the Banks or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Bank or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
          (c) If any Bank shall fail to make any payment required to be made by it pursuant to Section 2.3(d), 4.3, 4.4, 5(d) or 7.1(b) then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Bank to satisfy such Bank's obligations under such Sections until all such unsatisfied obligations are fully paid
     7.2 Place of Payment. All payments hereunder (including payments with respect to the Notes) shall be made without set-off or counterclaim and shall be made (i) in the case of Revolving Loans, to the Administrative Agent, for the account of the Banks ratably in accordance with their Percentage of the Commitments, in immediately available funds prior to 12:30 p.m., Houston time, on the date due at the Administrative Agent's office at 712 Main, Houston, Texas 77002, or at such other place as may be designated by the Administrative Agent to the Company in writing and (ii) in the case of Swingline Loans, except as provided in Section 5(d), to the Swingline Lender, in immediately available funds prior to 12:30 p.m., Houston time, on the date due at the Swingline Lender's office at 712 Main, Houston, Texas 77002, or at such other place as may be designated by the Swingline Lender to the Company in writing. Any payments received after such time shall be deemed received on the next Banking Day. The Administrative Agent shall promptly remit in immediately available funds to each Bank its share of all such payments received by the Administrative Agent for the account of such Bank. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a date other than a Banking Day, such payment may be made on the next succeeding Banking Day (unless, in the case of a payment with respect to a Eurodollar Loan, such next succeeding Banking Day is the first Banking Day of a calendar month, in which case such payment shall be due on the next preceding Banking Day), and such extension of time shall be included in the computation of interest or any fees.
     7.3 Prepayments. (a) The Company shall have the right at any time and from time to time to prepay any borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that the Company shall not have the right to prepay any Swingline Loan without the prior consent of the Swingline Lender.
          (b) The Company shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar borrowing, not later than 10:00 a.m., Houston time, three Business Days before the date of prepayment, (ii) in the case of prepayment of a Reference Rate borrowing, not later than 10:00 a.m., Houston time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., Houston time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each borrowing or portion thereof to be
prepaid.   Promptly following receipt of any such notice  relating
to a Revolving Borrowing, the Administrative Agent shall advise the Banks of the contents thereof. Each partial prepayment of any borrowing shall be in a minimum amount of $100,000 or an integral multiple thereof. Each prepayment of a Revolving Loan borrowing shall be applied ratably to the Revolving Loans included in the prepaid borrowing. Prepayments shall be accompanied by accrued interest. Any prepayment of a Eurodollar Loan on a day other than the last day of an Interest Period therefore shall be subject to
Section 8.1.
     7.4   Reduction or Termination of Commitments.   The  Company
may from time to time, upon at least five (5) Banking Days' prior written or telephonic notice received by the Administrative Agent (which shall promptly advise each Bank thereof), permanently reduce the amount of the Commitments (such reduction to be made among the Banks according to their Percentages) to an amount not less than the sum of the principal amount of all outstanding Loans and the outstanding aggregate face amount of the Letters of
Credit.   Any  such  reduction shall be in  a  minimum  amount  of
$500,000 or an integral multiple thereof. The Company may at any time on like notice terminate the Commitments upon payment in full of the Loans and other liabilities of the Company hereunder. The Company shall promptly confirm any telephonic notice of reduction
or  termination  of  the  Commitments  in  writing.   Each  notice
delivered pursuant to this Section 7.4 shall be irrevocable. Notwithstanding the foregoing, at any time at which a Letter of Credit has been issued and is outstanding, the Commitments may not be reduced below an amount equal to the aggregate undrawn face amount of such Letters of Credit.
     7.5   Offset.   In addition to and not in limitation  of  all
rights of offset that any Bank or other holder of any Loan may have under applicable law, each Bank or other holder of any Loan shall, upon the occurrence of any Event of Default described in
Section  13.1  or  any  Unmatured Event of  Default  described  in
Section 13.1(e), have the right to appropriate and apply to the payment of each Loan any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with such Bank or other holder.
     7.6  Proration of Payments.  If any Bank or other holder of a
Loan   shall  obtain  any  payment  or  other  recovery   (whether
voluntary, involuntary, by application of offset or otherwise) on account of principal of or interest on any Revolving Loan or participations in Letter of Credit disbursements or Swingline Loans in excess of its pro rata share of payments and other recoveries obtained by all Banks or other holders on account of principal of and interest on Revolving Loans or participations in Letter of Credit disbursements or Swingline Loans then held by them, such Bank or other holder shall purchase from the other Banks or holders such participation in the Revolving Loans or participations in Letter of Credit disbursements or Swingline Loans held by them as shall be necessary to cause such purchasing Bank or other holder to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Company agrees that the Bank so purchasing a participation from the other Banks under this
Section 7.6 may exercise all its rights of payment, including the right of set-off, with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation.
8.   INDEMNIFICATION: EURODOLLAR LOANS
     8.1    Indemnity  for  Funding  Losses.   The  Company   will
indemnify each Bank upon demand against any loss or expense which such Bank may sustain or incur, including, without limitation, any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired to effect funding or maintain a Loan, as a consequence of (i) any failure of the
Company to borrow any Loan on the date specified therefor in the notice of borrowing with respect to such Loan, (ii) any failure of the Company to make any payment when due of any amount due hereunder or under any Note in connection with any Loan, or (iii) any payment or prepayment of any Eurodollar Loan on a date other
than  the  last  day of the Interest Period for  such  Loan.   The
Company's foregoing obligations shall survive termination of  this
Agreement.
     8.2 Capital Adequacy. If any Bank shall determine at any time after the date hereof that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any such authority, central bank or comparable agency, has or would have the effect of
reducing  the  rate  of  return  on  such  Bank's  capital  as   a
consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), by an amount deemed by such Bank to be material, then the Company shall pay to such Bank upon demand such amount or amounts, in addition to the amounts payable under the other provisions of this Agreement or under the Note, as will compensate such Bank for such reduction. Determination by such Bank for purposes of this Section 8.2 of the additional amount or amounts required to compensate such Bank in respect of the foregoing shall be conclusive in the absence of demonstrable
error.   In determining such amount or amounts, such Bank may  use
any reasonable averaging and attribution methods.
     8.3  Additional Provisions Relating to Eurodollar Loans.
          (a)   Increased  Cost.   If, as a  result  of  any  law,
     regulation, treaty or directive, or any change therein, or in the interpretation or application thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) from any court or governmental authority, agency or instrumentality:
          (i) the basis of taxation of payments to any Bank of the principal of or interest on any Eurodollar Loan (other than taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office) is changed; or
          (ii) any reserve, special deposit, special assessment, or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank is imposed, modified or deemed applicable; or
          (iii) any other condition affecting this Agreement or the Eurodollar Loans is imposed on any Bank or the interbank eurodollar market;
     and such Bank determines that, by reason thereof, the cost to such Bank of making or maintaining any Eurodollar Loan is increased, or the amount of any sum receivable by such Bank hereunder in respect of any Eurodollar Loan is reduced;
     then, the Company shall pay to such Bank upon demand (which demand shall be accompanied by a statement setting forth the basis for the calculation thereof but only to the extent not theretofore provided to the Company) such additional amount or amounts as will compensate such Bank for such additional
     cost   or  reduction  (provided  such  amount  has  not  been
     compensated  for  in  the  calculation  of  the  Eurocurrency
     Reserve   Percentage).   Determinations  by  such  Bank   for
     purposes of this section of the additional amounts required to compensate such Bank in respect of the foregoing shall be
     conclusive,  absent demonstrable error.   The  provisions  of
     this Section 8.3(a) shall only be applicable to Eurodollar Loans which are outstanding on or after the date such Bank has notified the Company that an event has occurred which will result in the imposition of a liability on the Company under this Section 8.3 (a) , it being understood that the Company may prepay any such Loan without any prepayment fee or penalty (except as provided in Section 8.1).
        (b)   Eurodollar  Deposits Unavailable or  Interest  Rate
     Unascertainable.   If  the Company has  any  Eurodollar  Loan
     outstanding, or has notified the Administrative Agent of its intention to incur a Eurodollar Loan as provided herein, then in the event that prior to any Interest Period any Bank shall have determined (which determination shall be conclusive and binding on the parties hereto) that deposits of the necessary amount for the relevant Interest Period are not available to such Bank in the interbank Eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the Interbank Rate applicable to such Interest Period, such Bank shall promptly give notice of such determination to the Company, the Administrative Agent and the other Banks, and (i) any notice of new Eurodollar Loans previously given by the Company and not yet borrowed shall be deemed a notice to make Reference Rate Loans and (ii) the Company shall be obligated either to prepay or to convert any outstanding Eurodollar Loans to Reference Rate Loans on the last day of the then current Interest Period with respect thereto, subject to the provisions of Section 8.1.
          (c) Changes in Law Rendering Eurodollar Loans Unlawful. If at any time due to any new law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, or for any other reason arising subsequent to the date hereof, it shall become unlawful for any Bank to fund any Eurodollar Loan which it is committed to make hereunder, the obligation of such Bank to provide such Loan shall, upon the happening of such event, forthwith be suspended for the duration of such illegality. If any such change shall make it unlawful for such Bank to continue any Eurodollar Loan previously made by it hereunder, such Bank shall, upon the
     happening   of   such   event,  notify   the   Company,   the
     Administrative Agent and the other Banks thereof in writing stating the reasons therefor, and the Company shall on the earlier of (i) the last day of the then current Interest Period for such Eurodollar Loan or (ii) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, either convert such unlawful Loans to Reference Rate Loans or prepay all such Eurodollar Loans without any penalty (except as provided in Section 8.1), to such Bank in full.
          (d) Discretion of any Bank as to Manner of Funding. Subject to the provisions of Section 8.3(e), any Bank shall be entitled to fund and maintain its funding of all or any part of its Eurodollar Loans in any manner it elects, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Eurodollar Loan through the purchase of deposits having a maturity corresponding to the maturity of such Eurodollar Loan and being an interest rate equal to the Interbank Rate. Any Bank may, if it so elects, fulfill any commitment to make Eurodollar Loans by causing a foreign branch or affiliate to make or continue such Eurodollar Loans, provided, however, that in such event such Loans shall be deemed for the purposes of this Agreement to have been made by such Bank, and the obligation of the Company to repay such Loans shall nevertheless be to such Bank and shall be deemed held by such Bank, to the extent of such Loans, for the account of such branch or affiliate.
          (e)   Mitigation  of  Circumstances.   Each  Bank  shall
     promptly notify the Company and the Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and
     not,   in   such   Bank's  good  faith  judgment,   otherwise
     disadvantageous to such Bank) to mitigate or avoid, (i) any obligation by the Company to pay any amount pursuant to
     Section 8.3(a) or (ii) the occurrence of any circumstances of the nature described in Section 8.3(b) or 8.3(c) (and, if any Bank has given notice of any such event described in clause
     (i) or (ii) above and thereafter such event ceases to exist, such Bank shall promptly so notify the Company and the Administrative Agent). Without limiting the foregoing, each Bank will designate a different funding office if such designation will avoid (or reduce the cost to the Company of) any event described in clause (i) or (ii) of the preceding sentence and such designation will not, in such Bank's sole judgment, be otherwise disadvantageous to such Bank.
9.   CONDITIONS PRECEDENT TO ALL LOANS.
     The obligation of any Bank to make any Loan or issue any Letter of Credit is subject to the satisfaction of each of the following conditions precedent:
     9.1   Notice.   The Administrative Agent shall have  received
timely notice of such Loan or Letter of Credit in accordance  with
Section 2.3, Section 4.2 or Section 5(b), as the case may be.
     9.2 Default. Before and after giving effect to such Loan or Letter of Credit, no Event of Default or Unmatured Event of Default shall have occurred and be continuing.
     9.3 Insurance. There shall have been no material change, or notice of prospective material change (whether such notice is formal or informal) in the nature, extent, scope or cost of the insurance policies of NPCI or any Subsidiary listed on Exhibit E which change would have a material adverse effect on the financial condition of NPCI and its Subsidiaries taken as a whole or would significantly adversely affect the ability of the Company or any
Guarantor   to  perform  its  respective  obligations  under  this
Agreement or under the Note or any other Loan Document to which it is a party.
     9.4 Warranties. Before and after giving effect to such Loan or Letter of Credit, the warranties in Section 11 (other than the warranty in the last sentence of Section 11.5 and in Section 11.10) shall be true and correct as though made on the date of such Loan or Letter of Credit, except for such changes as are specifically permitted hereunder.
     9.5   Certification.   Each request  for  a  Loan  (including
without limitation each Swingline Loan) or Letter of Credit shall be deemed to be a certification that the conditions precedent set out in Sections 9.2, 9.3 and 9.4 have been satisfied.
10. CONDITIONS PRECEDENT TO EFFECTIVE DATE AND INITIAL LOAN AND LETTER OF CREDIT THEREON OR THEREAFTER.
     The occurrence of the Effective Date and the obligation of the Banks to make the initial Loan and of CBT to issue the initial Letter of Credit hereunder on or after the Effective Date is subject to the satisfaction of the conditions precedent, in addition  to  the  applicable conditions precedent  set  forth  in
Section 9 above, that the Company shall have delivered to the Administrative Agent all of the following, each (i) duly executed
and  dated  the  Effective  Date  or  such  earlier  date  as   is
satisfactory to the Administrative Agent, (ii) in form and substance satisfactory to the Administrative Agent, and (iii) in sufficient number of signed counterparts to provide one for each Bank (except for the Notes, of which only the originals shall be signed).
     10.1 Notes. The Revolving Note payable to the order of the Administrative Agent for the account of the Banks ratably in accordance with their respective Commitments, and the Swingline Note payable to the order of the Swingline Lender.
     10.2  Master  Guaranty.   The  Amended  and  Restated  Master
Guaranty, duly executed by NPCI and each Subsidiary thereof (other than the Company).
     10.3  Resolutions;  Consents and  Approvals.   A  copy,  duly
certified by the secretary or an assistant secretary of the Company and each Guarantor, of (i) the resolutions of such
Person's   Board  of  Directors  authorizing  or   ratifying   the
execution, delivery and performance of the Loan Documents to which it is a party and its execution, delivery and performance of the Sharing Agreement, (ii) all documents evidencing other necessary corporate action with respect to the Loan Documents to which it is a party and the Sharing Agreement, and (iii) all approvals or consents, if any, with respect to the Loan Documents to which it is a party and the Sharing Agreement.
     10.4  Incumbency.   A  certificate of  the  secretary  or  an
assistant secretary of the Company and each Guarantor certifying the names of such Person's officers authorized to sign the Loan Documents to which it is a party and the Sharing Agreement, together with the true signatures of such officers.
     10.5  Opinion.   An opinion of Stinson, Mag & Fizzell,  P.C.,
counsel to the Company and each Guarantor addressed to the Administrative Agent and the Banks in substantially the form of Exhibit J.
     10.6 Officer's Certificate. A certificate of a Responsible Officer certifying to the Administrative Agent as to a true, correct and complete attached copies of the Note Agreements, together with all amendments thereto.
     10.7  General.   All other documents which are  provided  for
hereunder or which the Banks may reasonably request.
11.  REPRESENATIONS AND WARRANTIES.
     To induce the Banks to grant the Commitments and to make the Loans and to induce CBT to issue the Letters of Credit, the Company represents and warrants that:
     11.1 Existence. The Company and each corporate Guarantor are corporations duly organized, validly existing and in good standing under the laws of the states of their respective incorporation. All of the other Guarantors, if any, are entities duly organized, validly existing and in good standing under the laws of the jurisdictions of their respective organization. The Company and all of the Guarantors are in good standing and are duly qualified to do business in each state where, because of the nature of their
respective   activities  or  properties,  such  qualification   is
necessary.
     11.2 Authorization. The Company and each Guarantor is duly authorized to execute and deliver the Loan Documents to which it is a party and is and will continue to be duly authorized to perform its respective obligations under the Loan Documents to which it is a party. The Company is and will continue to be duly authorized to borrow monies hereunder. The execution, delivery and performance by the Company and each Guarantor and the borrowings hereunder do not and will not require any consent or approval of, registration or filing with, or any other action by, any governmental agency or authority.
     11.3 No Conflicts. The execution, delivery and performance by the Company and each Guarantor of the Loan Documents to which it is a party (a) do not and will not conflict with or violate (i) any provision of law applicable to such Person, (ii) the charter or by-laws or other organizational documents of such Person, (iii) any agreement binding upon such Person, or give rise to a right thereunder to require any payment to be made by any such Person, or (iv) any court or administrative order or decree applicable to such Person and (b) do not and will not require, or result in, the creation or imposition of any Lien on any asset of NPCI or any of its Subsidiaries.
     11.4 Validity and Binding Effect. When duly executed and delivered, the Loan Documents to which it is a party will be, legal, valid and binding obligations of the Company and the Guarantors, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by
bankruptcy,   insolvency  or  other  similar   laws   of   general
application affecting the enforcement of creditors' rights and  by
general   principles  of  equity  limiting  the  availability   of
equitable remedies.
     11.5   Financial  Statements.   NPCI's  audited  consolidated
financial statement as at March 30, 1999 and NPCI's Quarterly Report on Form 10-Q dated December 28, 1999 and filed with the Securities and Exchange Commission, copies of which have been furnished by NPCI to the Administrative Agent, and which the Administrative Agent has furnished to each Bank, have been
prepared   in   conformity  with  generally  accepted   accounting
principles applied on a basis consistent with that of the preceding fiscal year end period and present fairly the financial condition of NPCI and its Subsidiaries as at such dates and the results of their operations for the periods then ended, subject (in the case of the interim financial statement) to year-end audit adjustments. Since December 28, 1999 there has been no material adverse change in the financial condition, assets, liabilities, business operations, management or prospects of NPCI and its Subsidiaries taken as a whole.
     11.6   Litigations.    No  claims,  litigation,   arbitration
proceedings or governmental proceedings are pending or threatened against or are affecting the Company or any of the Guarantors, (i) the results of which might materially and adversely affect the financial condition, assets, liabilities, business operations, management or prospects of the Company, or the Company and the Guarantors taken as a whole, or (ii) that involve this Agreement, except those referred to in a schedule furnished to each Bank contemporaneously herewith and attached hereto as Exhibit C. Other
than  any  liability  incident  to  such  claims,  litigation   or
proceedings  or  provided  for  or  disclosed  in  the   financial
statements referred to in Section 11.5, neither the Company nor any of the Guarantors has any contingent liabilities which are material to the Company, or to the Company and the Guarantors taken as a whole.
     11.7 Taxes. Each of the Company and the Guarantors has filed all tax returns, to the best of its knowledge, which are required to have been filed and has paid, or made adequate provisions for
the   payment  of  all  material  taxes,  assessments  and   other
governmental charges or levies imposed upon it, its income or any of its properties, franchises or assets which are due and payable, except such taxes, assessments and other governmental charges or levies, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP have been maintained.
     11.8 Liens. None of the assets of the Company or any of the Guarantors is subject to any Lien, except for (a) Permitted Liens, (b) Liens disclosed in the financial statements referred to in Section 11.5; and (c) Liens listed on Exhibit D.
     11.9  No  Default.   Neither  the  Company  nor  any  of  the
Guarantors is in default under any agreement or instrument to which the Company or any Guarantors is a party or by which any of their respective properties or assets is bound or affected, which default might materially and adversely affect the financial condition, assets, liabilities, business operations, management or prospects of the Company, or the Company and the Guarantors taken as a whole. No Event of Default or Unmatured Event of Default has occurred and is continuing.
     11.10      Insurance.   The  schedule  that  summarizes   the
property and casualty insurance program carried by the Company and the Guarantors (Exhibit E attached hereto) is complete and accurate in all material aspects. This summary includes the insurer's(s') name(s), policy numbers(s), expiration date(s), amount(s) of coverage, type(s) of coverage, the annual premium(s), exclusions, deductibles and self-insured retention, and describes any other self-insurance or risk assumption agreed to by the
Company or any Guarantors or imposed upon the Company or any Guarantors by any such insurer.
     11.11 Subsidiaries. NPCI has no Subsidiaries except as listed on Exhibit F (as updated from time to time pursuant to
Section 12.1(f)). NPCI and its Subsidiaries own the percentage of its Subsidiaries as set forth on Exhibit F.
     11.12       Partnerships.   Neither  NPCI  nor  any  of   its
Subsidiaries is a partner or joint venturer in any partnership or joint venture other than the partnerships and joint ventures listed on Exhibit G (as updated from time to time pursuant to
Section 12.1(f)).
     11.13 Regulation U. (i) Neither NPCI nor any Subsidiary thereof is engaged in the business of purchasing or selling margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or extending credit to others for the purpose of purchasing or carrying margin stock, (ii) no part of the proceeds of any Loan will be used to purchase or carry directly or indirectly any margin stock, and (iii) no Loan will be used for any purpose which would violate any of the margin regulations of said Board of Governors.
     11.14 Compliance. The Company and the Guarantors are in material compliance with all statutes and governmental rules and regulations applicable to them.
     11.15 Pension Plans. Each Plan complies in all material respects with all material applicable statutes and governmental rules and regulations, and (i) no Reportable Event has occurred and is continuing with respect to any Plan, (ii) neither NPCI nor any ERISA Affiliate has withdrawn from any Plan or instituted steps to do so, and (iii) no steps have been instituted to terminate any Plan. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by NPCI or any ERISA Affiliate of any material liability, fine or penalty.
     11.16 Properties. (a) Each of NPCI and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
          (b) Each of NPCI and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by NPCI and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect on the financial condition, assets, liabilities, business operations, management or prospects of the Company, or the Company and the Guarantors taken as a whole.
     11.17 Investment and Holding Company  Status.   Neither  NPCI
nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.
     11.18 Disclosure. The Company has disclosed to the Banks all agreements, instruments and corporate or other restrictions to which it or any of the Guarantors is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a material adverse effect on the financial condition, assets, liabilities, business operations, management or prospects of the Company, or the Company and the Guarantors taken as a whole. No reports, financial statements, certificates or other information furnished by or on behalf of the Company to the Administrative Agent or any Bank in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material  fact  necessary to make the statements therein,  in  the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
12.  COMPANY"S COVENANTS.
     From the date of this Agreement and thereafter until the expiration or termination of the Commitments and until the Notes and other liabilities of the Company hereunder are paid in full, the Company agrees that it will:
     12.1 Financial Statements and Other Information.  Furnish  to
each Bank:
          (a) within ninety-five (95) days after each fiscal year of NPCI, a copy of the annual audit and Form 10-K report of NPCI and its Subsidiaries prepared on a consolidated and consolidating basis in conformity with GAAP and bearing the
     unqualified  opinion  of  an  independent  certified   public
     accountant of recognized national standing selected by NPCI whose opinion shall be in scope and substance satisfactory to the Banks;
          (b) within fifty (50) days after each quarter (except the last quarter) of each fiscal year of NPCI, a copy of
     NPCI's   Quarterly  Report  on  Form  10-Q  filed  with   the
     Securities and Exchange Commission and of the unaudited financial statement of NPCI and its Subsidiaries prepared in the same manner as the audit report referred to in preceding clause (a) signed by NPCI's chairman, president or chief financial officer and consisting of at least a balance sheet as at the close of such quarter, and statements of income and cash flows for such quarter and for the period from the beginning of such fiscal year to the close of such quarter;
          (c) together with the financial statements furnished by the Company under preceding clauses (a) and (b) and in connection with any acquisition pursuant to Section 12.10(a), a certificate of a Responsible Officer of the Company in the form attached hereto as Exhibit M, dated the date of such annual audit report or such quarterly financial statement or acquisition, as the case may be, to the effect that no Event of Default or Unmatured Event of Default has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it, and containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this Section 12;
          (d) copies of each filing and report made by NPCI or any Subsidiary thereof with or to any securities exchange or
     the   Securities  and  Exchange  Commission   and   of   each
     communication  from  NPCI  or  any  Subsidiary   thereof   to
     stockholders  generally, promptly upon the filing  or  making thereof;
          (e) promptly from time to time, a written report of any change in the list of the NPCI's Subsidiaries set forth on Exhibit F or in the list of partnerships and joint ventures set forth on Exhibit G;
          (f)   promptly  upon  receipt thereof,  a  copy  of  any
     annual,   interim  or  special  audit  made  by   independent
     accountants, any management control letter issued by them  or
     any  other  report  submitted  to  the  Company's  Board   of
     Directors  or  NPCI's Board of Directors by  the  independent accountants; and
          (g) promptly from time to time, such other information as the Banks may reasonably request
     12.2 Books, Records and Inspection. Maintain and cause each Guarantor to maintain, complete and accurate books and records in which full and correct entries in conformity with GAAP shall be
made  of  all  dealings  and  transactions  in  relation  to   its
respective  business  and  activities;  permit,  and  cause   each
Guarantor to permit, any authorized representative of any of the Banks to visit and inspect any of the properties of the Company or any of the Guarantors, upon reasonable prior notice and during regular business hours, including any books and records (and to make extracts therefrom), and to discuss its affairs and finances as often as the Banks may reasonably request.
     12.3 Conduct of Business. Maintain and cause each Guarantor to maintain its respective existence and use its best efforts to maintain in full force and effect all franchises (including but not limited to all Pizza Hut, Inc. franchise agreements and licenses), licenses, leases, contracts and other authority and rights which are material to the Company, or to the Company and the Guarantors, taken as a whole, provided that the foregoing shall not prohibit any merger or consolidation permitted under
Section 12.10.
     12.4 Taxes. Pay, and cause each Guarantor to pay, when due, all taxes, assessments and other governmental charges or levies imposed upon it, its income or any of its properties, franchises or assets, unless and only to the extent that the Company or such
Guarantor,  as  the  case  may  be,  is  contesting  such   taxes,
assessments and other governmental charges or levies in good faith and by appropriate proceedings and the Company or such Guarantor has set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.
     12.5 Notices.
          (a) Event of Default; Pension Plans. Immediately upon learning of the occurrence of any of the following, provide to each Bank written notice thereof, describing the same and the steps being taken by the Company or the Subsidiary or the ERISA Affiliate affected with respect thereto: (i) the occurrence of an Event of Default or an Unmatured Event of Default or (ii) the occurrence of a Reportable Event with respect to any Plan, the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other Person to terminate any Plan, or the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Plan with respect to which it is a "substantial employer" within the meaning of section 4063 of ERISA.
          (b)   Litigation.   Notify each Bank (i)  promptly  upon
     learning thereof, of the institution or existence of any litigation, arbitration or governmental proceedings which is material to the Company, or to the Company and the Guarantors taken as a whole, and (ii) of any judgment or decree entered against the Company or any Guarantor within five business days after such entry if the aggregate amount of all judgments and decrees then outstanding against the Company and all the Guarantors exceed $1,500,000 after deducting (A) the amount with respect to which the Company or any Guarantor is insured and with respect to which the insurer has not disclaimed liability, and (B) the amount for which the Company or any Guarantor is otherwise indemnified if the terms of such indemnification are satisfactory to the Banks.
          (c) Indebtedness. Notify each Bank of any Indebtedness incurred in connection with Liens permitted under Section 12.8(c) if the amount thereof exceeds $1,500,000.
     12.6 Pension Plans. Not permit, and not permit any Guarantor to permit, any condition to exist in connection with any Plan
which   might  constitute  grounds  for  the  PBGC  to   institute
proceedings to have such Plan terminated or a trustee appointed to administer such Plan, and not engage in, or permit to exist or occur, or permit any of the Guarantors to engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Plan which could result in the incurrence by the Company or any of the Guarantors of any material liability, fine or penalty.
     12.7  Expenses.   Whether or not any Loan is made  hereunder,
pay the Banks upon demand for all reasonable expenses, including reasonable fees of attorneys for the Administrative Agent and the Banks (who may be employees of the Administrative Agent and the Banks) and other legal expenses and costs of collection, incurred
by   (i)   the  Administrative  Agent  in  connection   with   the
preparation, negotiation, execution and amendment of, and waivers to, this Agreement, the Notes and any document required to be furnished herewith, and (ii) the Administrative Agent and the
Banks   in  connection  with  the  enforcement  of  the  Company's obligations hereunder or under the Notes. The Company also agrees to (x) indemnify and hold the Administrative Agent harmless from any loss or expense which may arise or be created by the acceptance of telephonic or other instructions for making Loans or disbursing the proceeds thereof or issuing Letters of Credit, and
(y) pay, and save the Administrative Agent and the Banks harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement or the issuance of the Note or any other instrument or document provided for herein or delivered or to be delivered hereunder or in connection herewith. The Company's foregoing obligations shall survive any termination of this Agreement.
     12.8 Indebtedness. Not, and not permit any Guarantor to, create, assume, incur or permit to exist any Indebtedness, except:
(a) Indebtedness to the Administrative Agent and the Banks under the terms of the Loan Documents; (b) Indebtedness of the Company having maturities and terms, and which is subordinated to payment of the Notes in a manner, approved in writing by the Banks; (c) Indebtedness of the Company or any Guarantor hereafter incurred in connection with the Liens permitted by paragraph (7) of the definition of Permitted Liens; (d) Indebtedness outstanding on the date hereof and listed on Exhibit H, including, in the case of any
Guarantor,  any  Permitted  Guaranty  Debt  in  respect  of   such
Indebtedness; (e) other unsecured Indebtedness of the Company (including Indebtedness permitted by Section 12.20) and unsecured Indebtedness of any Guarantor permitted by Section 12.20, provided that such Indebtedness is incurred when no Event of Default or Unmatured Event of Default exists or would result therefrom and
such   Indebtedness   exists   under   agreements   that   contain
representations,  warranties,  covenants  and  defaults  no   more
burdensome to the Company or any Guarantor than those set forth herein; and (f) Indebtedness of the Company to any Guarantor and Indebtedness of any Guarantor to the Company or any other Guarantor provided that such Indebtedness is incurred when no Event of Default or Unmatured Event of Default exists or would result therefrom.
     12.9  Liens.   Not, and not permit any Guarantor to,  create,
incur, assume or permit to exist any Lien with respect to any assets now owned or hereafter acquired, except for Permitted Liens and Liens referred to in Section 11.8.
     12.10 Merger, Purchase and Sale. Not, and not permit any Guarantor to, be a party to any merger or consolidation; not, and not permit any Guarantor to, in any one fiscal year, sell, transfer, convey, lease or otherwise dispose of assets of NPCI and its Subsidiaries which exceed in the aggregate, for NPCI and its Subsidiaries taken as a whole, five percent (5%) of the Value of NPCI's consolidated total assets determined as of the end of the immediately preceding fiscal year, or purchase or otherwise acquire all or substantially all the assets of any Person. Notwithstanding the foregoing:
         (a)   subject  to  the  next to  last  sentence  of  this
     Section 12.10 and the prior delivery to the Administrative Agent of a certificate in the form of Exhibit M giving effect thereto, the Company or any Subsidiary thereof may acquire any other franchisee of Pizza Hut, Inc. or Romacorp, Inc.;
         (b) any wholly-owned Subsidiary of NPCI (other than the Company) may merge into NPCI or into or with any other wholly-owned Subsidiary of NPCI;
         (c) any wholly-owned Subsidiary of NPCI (other than the Company) may be consolidated with any other wholly-owned Subsidiary thereof so long as immediately thereafter 100% of the voting stock or other ownership interest of the resulting Person is owned by NPCI or another wholly-owned Subsidiary of NPCI;
         (d) any Guarantor may sell, transfer, convey, lease or assign any assets to the Company or to any other Guarantor, and the Company may sell, transfer, convey, lease or assign any assets to any Guarantor (provided that the Company may not sell, transfer, convey, lease or assign any franchises); and
         (e)    the   Company  may  sell  and  leaseback   up   to
     $40,000,000 annually in properties re-imaged within the preceding 24 months; provided, however, that the Company may not at any time reduce the number of properties owned in fee simple to less than 100;
provided, in each of the cases described in the preceding clauses, that immediately thereafter and after giving effect thereto, no Event of Default or Unmatured Event of Default shall have occurred and be continuing. Neither NPCI nor any Subsidiary shall use in excess of $50,000,000 of borrowings hereunder for any single acquisition of, or Investment in, any Person or Persons or the assets of any Person or Persons without the prior written consent of the Majority Banks. No other provision in this Agreement
(including,  without limitation, any provision in  this  Agreement
relating   to   restricted  investments   or   transactions   with
affiliates) shall prohibit the Company or any Guarantor from selling, transferring, conveying, leasing, or assigning any assets (including, without limitation, financial assets) to the extent such sale, transfer, conveyance, lease or assignment is permitted under Section 12.10(d).
     12.11      Nature  of  Business.   Engage,  and  cause   each
Guarantor to engage, in substantially the same fields of business as it is engaged in on the date hereof.
     12.12       Franchse   Rights.   Not   permit   any   change,
termination, or loss of its or any Guarantor's rights to operate as a franchisee of Pizza Hut, Inc., which would have a material adverse effect on the Company, or on NPCI and its Subsidiaries taken as a whole.
     12.13      Net  Worth.   Not permit NPCI's  Consolidated  Net
Worth at any time to be less than the sum of (i) $126,800,000 plus
(ii) an amount equal to fifty percent (50%) of NPCI's Consolidated Net Earnings (without reduction for any deficit in Consolidated Net Earnings for any quarterly fiscal period) for the period from
and   after  March  28,  2000  to  and  including  the   date   of
determination thereof, computed on a cumulative basis for such period, minus fifty percent (50%) of the non-cash Facility Action Charges deduction incurred after March 28, 2000. Such deductions shall not exceed $3,750,000 on an annual basis.
     12.14 Leverage Ratio. Not permit the Indebtedness to Pro Forma EBITDA Ratio as of the last day of any Computation Period to exceed 3.00 to 1.00.
     12.15 Fixed Charge Coverage. Not permit the ratio of (a) Pro Forma EBITDA as of the last day of any Computation Period plus the consolidated operating lease rental expense of NPCI and its Subsidiaries for such Computation Period to (b) the sum of (i)
consolidated interest expense of NPCI and its Subsidiaries for such Computation Period, plus (ii) the consolidated operating lease rental expense of NPCI and its Subsidiaries for such Computation Period to be less than 1.50 to 1.00 on the last day of such Computation Period.
     For  purposes  of this Section 12.15, interest expense  shall
include,   without  limitation,  implicit  interest  expenses   on
Capitalized Leases
     12.16 Insurance. Maintain, and cause each Guarantor to maintain, insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated, and in any event such types and in such amounts and with financially sound and reputable insurers of at least the quality as is described in the certificate furnished pursuant to Section
11.10. The Company agrees to notify each Bank prior to any material change in or cancellation of any such insurance.
     12.17      Restricted  Payments.  Not,  and  not  permit  any
Guarantor  to,   make  any  payment on account  of  the  purchase,
redemption, retirement, acquisition, cancellation or termination of any Equity Interests, declare or pay any dividends thereon (other than stock dividends), make any distribution to Equity Interest holders as such, or set aside any funds for any such purpose, and not, and not permit any Guarantor to, pay, prepay, purchase, defease or redeem any subordinated Indebtedness of the Company or any Guarantor, or enter into or be a party to, or make any payment under, any Synthetic Purchase Agreement, or set aside any funds for any such purpose, unless, before and after giving effect to such transaction, (i) no Event of Default or Unmatured Event of Default has occurred and is continuing and (ii) in the case of any Synthetic Purchase Agreement, the obligations of the Company and the Guarantors thereunder are subordinated to the obligations of the Company and the Guarantors under the Loan Documents on terms satisfactory to the Banks.
     12.18      Leases.   Not enter into or permit  to  exist,  or
permit any Guarantor to enter into or permit to exist, any arrangements for the leasing by it or any of its Subsidiaries, as lessee, of any real or personal property under leases (other than Capitalized Leases) if, immediately before and after giving effect thereto, an Event of Default or Unmatured Event of Default shall exist or be continuing. For purposes of determining whether the entering into any lease results in a breach of Section 12.15, the Company shall make the calculation required under such Section as of the date such lease is entered into on assumption that the rental expense that is expected to be incurred during the twelve-month period following the entering into the lease was incurred during the twelve-month period ending on the date of such calculation.
     12.19      NCPI's  and  Subsidiaries' Stock.   Not,  and  not
permit any Guarantor to, (i) purchase or otherwise acquire any Equity Interests of NPCI, or enter into or be a party to, or make a payment under, any Synthetic Purchase Agreement with respect thereto, or set aside funds for such purpose, unless, before and after giving effect to such transaction, (A) no Event of Default or Unmatured Event of Default has occurred and is continuing and
(B)  in  the  case of any such Synthetic Purchase  Agreement,  the obligations of the Company and the Guarantors thereunder are subordinated to the obligations of the Company and the Guarantors under the Loan Documents on terms satisfactory to the Banks, or
(ii) take any action, or permit any Guarantor to take any action, which will result in a decrease in NPCI's or any Subsidiaries
ownership   interest   in  any  Subsidiary   (including,   without
limitation, the Company).
     12.20 Guaranties. Not, and not permit any Guarantor to, become a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to, any undertaking of any other Person, except for (i)
the  endorsement,  in  the  ordinary  course  of  collection,   of
instruments payable to it or its order, (ii) as to the Company, guarantees of obligations which do not exceed $5,000,000.00 in the aggregate at any one time and (iii) Permitted Guaranty Debt; provided, however, that in addition to the foregoing, NPCI may enter into and perform its obligations under the Indemnification Agreements.
     12.21 Investments. Not, and not permit any Guarantor to, purchase, hold, acquire, make or permit to exist any Investment in any Person, except for:
          (a) Investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States of America or any agency thereof;
          (b) Investments in commercial paper maturing in 270 days or less from the date of issuance rated in the highest grade by a nationally recognized credit rating agency;
          (c) Investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital, surplus and undivided profits aggregating at least $100,000,000;
          (d) Subject to the last sentence of Section 12.10, Investments by NPCI or any Subsidiary thereof in other Pizza Hut, Inc. or Romacorp, Inc. franchisees as long as, before or after giving effect to such Investment, no Event of Default
     or   Unmatured  Event  of  Default  has  occurred  which   is
     continuing;
          (e)   Investments  outstanding on the  date  hereof  and
     listed on Exhibit I;
          (f)    other   liquid  Investments  (except  Investments
     prohibited under Section 12.10 or 12.20), as selected by the Company or any Guarantor, not to exceed $5,000,000 in the aggregate at any one time for the Company and all Guarantors; and
          (g)  Investments permitted by Section 12.8(f).
     12.22 Subsidiaries. Except as permitted under Section 12.21(d), not, without the Banks' prior written consent, create or acquire, or permit any Guarantor to create or acquire, any Subsidiaries in addition to those existing on the date of this Agreement. The Company shall immediately cause each Subsidiary of NPCI hereafter created or acquired by NPCI or any Subsidiary thereof to provide to the Administrative Agent for the benefit of
the  Banks  the  following:   (a) a  Joinder  Agreement,  (b)  all
documents, agreements and other instruments described in Sections 10.3, 10.4 and 10.5 with respect to such Subsidiary; and (c) all information regarding the condition (financial or otherwise), business and operations of such Subsidiary as the Administrative
Agent  or  any  Bank may reasonably request.   It  is  agreed  and
understood  that the agreement of the Company under  this  Section
12.22  to  cause  any  Subsidiary  of  NPCI  to  provide  to   the
Administrative Agent for the benefit of the Banks a Joinder Agreement is a condition precedent to the making of the Loans pursuant to this Agreement and that the entry into this Agreement by the Banks constitutes good and adequate consideration for the provision of such Joinder Agreement.
     12.23 Unconditional Purchase Obligation. Not, and not permit any Guarantor to, enter into or be a party to any contract for the purchase or lease of materials, supplies or other property or services if (a) such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services and (b) the aggregate amount payable over the full remaining terms of all such contracts exceeds $1,500,000 in the aggregate for the Company and the Guarantors.
     12.24       Other  Agreements.   Not,  and  not  permit   any
Guarantor to, enter into any agreement containing any provision which would be violated or breached by the Company's or any Guarantor's performance of its obligations hereunder or under any instrument or document delivered or to be delivered by such Person hereunder or in connection herewith.
     12.25 Use of Proceeds. Not permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, and furnish to each Bank, upon its request, a statement in conformity with the requirements of Federal Reserve Form U-1 (or such other form or forms as may be required by Regulation U) referred to in Regulation U.
     12.26 Restrictive Agreements. Neither the Company, nor any Guarantor, will, directly or indirectly, enter into, create or
otherwise   allow  to  exist  any  contract  or  other  consensual
prohibition or restriction on the ability of (A) any Guarantor (i) to pay dividends or make other distributions or contributions or
advances   to  the  Company,  (ii)  to  repay  loans   and   other
indebtedness owing by it to the Company, (iii) to redeem equity interests held by it or by Company, or (iv) to transfer any of its assets to the Company, or (B) the Company or any Guarantor to make any payments required or permitted under the Loan Documents or otherwise prohibit or restrict compliance by the Company and the Guarantors thereunder (unless, with respect to subparts (i) through (iv), such prohibitions or restrictions are not materially more burdensome on the Guarantors than the prohibitions and restrictions contained in this Agreement).
13.  Consolidated Fixed Charge Requirement.
     The Company covenants that, on the last day of each fiscal quarter, the ratio of (a) Consolidated Net Income Available for Fixed Charges to (b) Fixed Charges will be not less than 2.0 to
1.0 for the period consisting of the four (4) consecutive fiscal quarters ending on the date of such determination.
     13.1  Complaince with Laws.  The Company will, and will cause
each   of  the  Guarantors  to,  comply  with  all  laws,   rules,
regulations and orders of any governmental authority applicable to
it   or  its  property,  except  where  the  failure  to  do   so,
individually or in the aggregate, could not reasonably be expected to result in a material adverse effect on the financial condition, assets, liabilities, business operations, management or prospects of the Company, or the Company and the Guarantors taken as a whole.
     13.2 Transactions with Affiliates. The Company will not, and will not permit any of the Guarantors to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Guarantor than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Company and its wholly owned Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 12.17.
14.  EVENTS OF DEFAULT AND REMEDIES.
     14.1   Events  of  Default.   Each  of  the  following  shall
constitute an Event of Default under this Agreement:
          (a) Non-Payment. (i) Default in the payment, when due, of any principal of either Note or any fee hereunder; or (ii) default, and the continuance thereof for 10 days, in the payment,  when  due, of any interest on either  Note  or  any other amount owing by the Company or any Guarantor to the Administrative Agent or the Banks pursuant to this Agreement or any other Loan Document.
          (b) Non-Payment of Other Indebtedness. Default in the payment when due, whether by acceleration or otherwise (subject to any applicable grace period), of any Indebtedness of, or guaranteed by, the Company or any Guarantor (other than the Indebtedness evidenced by the Notes) in excess of $1,000,000 in the aggregate for NPCI and its Subsidiaries.
          (c) Acceleration of Other Indebtedness. Any event or condition shall occur which (i) results in the acceleration of the maturity of any Indebtedness in excess (in the aggregate for NPCI and its Subsidiaries) of $1,000,000 of, or guaranteed by, the Company or any Guarantor (other than the Indebtedness evidenced by the Notes) or (ii) enables or permits the holder or holders of such other Indebtedness or any trustee or agent for such holders (any required notice of default having been given and any applicable grace period having expired) to accelerate the maturity of such other Indebtedness, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity.
          (d)   Other  Obligations.  Default in the  payment  when
     due,  whether  by  acceleration  or  otherwise,  or  in   the
     performance or observance (subject to any applicable grace period) of (i) any material obligation or agreement in excess in the aggregate of $1,000,000 of the Company or any Guarantor to or with any Bank (other than any obligation or agreement of the Company or the Guarantors under the Loan Documents), or (ii) any material obligation or agreement in excess in the aggregate of $1,000,000 of the Company or any Guarantor to or with any other Person (other than (x) any such material obligation or agreement constituting or related to Indebtedness, (y) accounts payable arising in the ordinary course of business, and (z) any material obligation or agreement of any Guarantor to the Company or to any other Guarantor), except only to the extent that the existence of any such default is being contested by the Company or such Guarantor, as the case may be, in good faith and by appropriate proceedings and the Company or such Guarantor shall have set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.
          (e) Insolvency. The Company or any of the Guarantors becomes insolvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they mature, or applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or such Guarantor or a substantial part of the property of the Company or such Guarantor, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any of the
     Guarantors or for a substantial part of the property of the Company or any of the Guarantors and is not discharged within 30 days; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against the Company or any of the Guarantors and, if instituted against the Company or any of the Guarantors, is consented to or acquiesced in by the Company or such Guarantor or remains for 30 days undismissed;
     or   any   warrant  of  attachment  is  issued  against   any
     substantial part of the property of the Company or any of the Guarantors which is not released within 30 days of service.
          (f) Pension Plans. A Termination Event occurs with respect to any Plan if, at the time such Termination Event occurs, such Plan's then "vested liabilities" (as defined in section  3(25) of ERISA) would exceed the then value of  such
     Plan's assets.
          (g) Financial Covenants; Agreements. The Company fails to perform or observe any agreement contained in Section 12.8, 12.9, 12.10, 12.13, 12.14, 12.15, 12.16, 12.19, 12.20,
     12.21, 12.22 or 12.27 and such failure shall not be remedied within five (5) days after the chairman, president or chief financial officer of the Company or any Guarantor obtains actual knowledge thereof; or the Company fails to deliver the notice required by Section 12.5(a)(i) or fails to perform or observe Section 12.26; or the Company or any Guarantor fails to perform or observe any other agreement set forth in this Agreement or any other Loan Document to which it is a party (and not constituting an Event of Default under any of the other subsections of this Section 13.1) and continuance of such failure for thirty (30) days after the chairman, president or chief financial officer of the Company or such Guarantor, as the case may be, obtains actual knowledge thereof.
          (h) Warranty. Any warranty made by the Company or any Guarantor herein or any other Loan Document to which it is a party is untrue in any material respect, or any schedule, statement, report, notice, certificate or other writing furnished by the Company or any Guarantor to any Bank is untrue in any material respect on the date as of which the facts  set  forth  therein are stated or  certified,  or  any certification made or deemed made by the Company or any Guarantor to any Bank is untrue in any material respect on or as of the date made or deemed made.
          (i)   Litigation.   There shall be entered  against  the
     Company or any Guarantor one or more judgments or decrees in excess of $1,500,000 in the aggregate at any one time outstanding  for  NPCI  and all its  Subsidiaries,  excluding
     those   judgments  or  decrees  (i)  that  shall  have   been
     outstanding less than 30 calendar days from the entry thereof or (ii) for and to the extent which the Company or any Guarantor is insured and with respect to which the insurer has assumed responsibility in writing or for and to the extent which the Company or any Guarantor is otherwise
     indemnified   if  the  terms  of  such  indemnification   are
     satisfactory to the Banks.
          (j) Franchise Agreement. The Company or any Guarantor takes any action or fails to take action which results in the loss of any Franchise Agreement, license or other permit which would preclude the Company or any Guarantor from operating such franchise under the name "Pizza Hut", and such loss materially adversely affects the business operations or profitability of the Company or such Guarantor.
          (k) Pizza Hut, Inc. If (a) Pizza Hut, Inc. applies for, consents to, or acquiesces in the appointment of a
     trustee,  receiver  or  other  custodian  for  itself  or   a
     substantial  part  of  its  property,  or  makes  a   general
     assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Pizza Hut, Inc. or for a substantial part of its property and is not discharged within 30 days; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding,
     is   instituted  by  or  against  Pizza  Hut,  Inc.  and,  if
     instituted against Pizza Hut, Inc., is consented to or acquiesced in by Pizza Hut, Inc. or remains for 30 days undismissed; or any warrant of attachment is issued against any substantial part of the property of Pizza Hut, Inc. which is not released within 30 days of service; and (b) for the 12-month period ending on the last day of the fiscal quarter end which coincides with or immediately precedes the occurrence of the event described in clause (a), the ratio described in
     Section 12.15 is less than 2.5 to 1.0.
     (l) Nullity of Loan Documents. Except pursuant to the express terms of any Loan Document, any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect or be declared to be null and void, or the validity or enforceability thereof shall be contested by NPCI or any Affiliate thereof, or NPCI or any Affiliate thereof shall deny that it has any or any further liability or obligations under any Loan Document to which NPCI or any Subsidiary thereof is a party.
     14.2  Remedies.  If any Event of Default described in Section
13.1 shall have occurred and be continuing, the Administrative Agent shall upon request of the Supermajority Banks by written notice to the Company declare the Commitments to be terminated and entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon and all other amounts payable under this Agreement and the Notes to be due and payable, whereupon the Commitments shall immediately terminate and such amounts shall, except as otherwise expressly provided in this Section 13.2, become immediately due and payable without presentment, demand, protest, declaration or notice of any kind, all of which are hereby expressly waived by the Company (except that if an event
described  in  Section  13.1(e)  occurs,  the  Commitments   shall
immediately terminate and such amounts shall become immediately due and payable without presentment, demand, protest, declaration or notice of any kind, all of which are hereby expressly waived by the Company).
     14.3  Preservation  of  Security for Unmatured  Reimbursement
Obligations.   In the event that, following the occurrence  of  an
Event of Default, any Letters of Credit shall remain outstanding and undrawn upon, the Company shall immediately pay to the Administrative Agent an amount in immediately available funds equal to 100% of the then aggregate amount of Letters of Credit outstanding, which funds shall be held by the Administrative Agent in a collateral account to be maintained by the Administrative
Agent.   Such collateral shall be held for the ratable benefit  of
CBT as issuer of such Letters of Credit and the Banks holding participations therein. Notwithstanding anything herein to the contrary, such collateral shall be applied solely to unpaid reimbursement obligations arising in respect of any such Letters of Credit and/or the payment of CBT's obligations under any such
Letter  of  Credit when such Letter of Credit is drawn upon.   The
Company hereby agrees to execute and deliver to the Administrative Agent and the Banks such security agreements, pledges or other documents as the Administrative Agent or any of the Banks may, from time to time, reasonably require to perfect the pledge, lien and security interest in and to any such collateral provided for in this Section 13.3. Upon the payment or expiry of all such outstanding Letters of Credit all such collateral shall be released to the Company in due form at the Company's cost.
     14.4 Remedies Cumulative. No remedy, right or power conferred upon the Administrative Agent or the Banks is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.
15.  RELATIONSHIP AMONG BANKS.
     15.1 Appointment and Grant of Authority. Each Bank hereby appoints the Administrative Agent, and the Administrative Agent
hereby  agrees  to  act,  as  agent  under  this  Agreement.   The
Administrative Agent shall have and may exercise such powers under this Agreement as are specifically delegated to the Administrative Agent by the terms hereof, together with such other powers as are
reasonably  incidental  thereto.   Each  Bank  hereby  authorizes,
consents   to,   and  directs  the  Company  to  deal   with   the
Administrative Agent as the true and lawful agent of such Bank to the extent set forth herein.
     15.2  Non-Reliance on Administrative Agent.  Each Bank agrees
that   it   has,  independently  and  without  reliance   on   the
Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of NPCI and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep informed as to the performance or observance by the Company of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of NPCI or its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning
the   affairs,  financial  condition  or  business  of  NPCI,  its
Subsidiaries (or any of its related companies) which may come into the Administrative Agent's possession.
          Bank of America, N.A., as Documentation Agent, and SunTrust, as Syndication Agent, have undertaken no duties or obligations as such Documentation Agent or Syndication Agent, respectively, and shall not be responsible for any duties or obligations as such Documentation Agent and Syndication Agent, respectively.
     15.3  Responsibility of the Administrative  Agent  and  Other
Matters.
          (a) The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and those duties and liabilities shall be subject to the limitations and qualifications set forth in this
     Section 14. The duties of the Administrative Agent shall be mechanical and administrative in nature.
          (b) Neither the Administrative Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted (whether or not such action taken or omitted is within or without the Administrative Agent's responsibilities and duties expressly set forth in this Agreement) under or in connection with this Agreement or any other instrument or document in connection herewith, except for gross negligence or willful misconduct. Without limiting the foregoing, neither the Administrative Agent nor any of its directors, officers or employees shall be responsible for, or have any duty to examine into (i) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of (a) this Agreement, the Note or the other Loan Documents, or (b) any document or instrument furnished pursuant to or in connection with this Agreement, the Note or the other Loan Documents, (ii) the collectibility of any amounts owed by the Company, (iii) any recitals or statements or representations or warranties in connection with this Agreement, the Note or the other Loan Documents, (iv) any failure of any party to this Agreement to receive any communication sent, or (v) the assets, liabilities, financial
     condition,    results    of    operations,    business     or
     creditworthiness of NPCI and its Subsidiaries.
          (c)   The Administrative Agent shall be entitled to act,
     and   shall   be   fully  protected  in  acting   upon,   any
     communication in whatever form believed by the Administrative Agent in good faith to be genuine and correct and to have been signed or sent or made by a proper person or persons or
     entity.   The  Administrative Agent may consult  counsel  and
     shall be entitled to act, and shall be fully protected in any action taken in good faith, in accordance with advice given by counsel. The Administrative Agent may employ agents and attorney-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected
     by  the  Administrative  Agent  with  reasonable  care.   The
     Administrative Agent shall not be bound to ascertain or inquire as to the performance or observance by the Company or any Guarantor of any of the terms, provisions or conditions of this Agreement or the Note or the other Loan Documents.
     15.4 Action on Instructions. The Administrative Agent shall be entitled to act or refrain from acting, and in all cases shall be fully protected in acting or refraining from acting, under this Agreement or the Note or any other instrument or document in connection herewith or therewith in accordance with instructions in writing from the Majority Banks (or, if required, all Banks or Supermajority Banks, as the case may be).
     15.5 Indemnification. To the extent the Company does not reimburse and save the Administrative Agent harmless according to
the   terms   hereof  for  and  from  all  costs,   expenses   and
disbursements in connection herewith, such costs, expenses and disbursements shall be borne by the Banks ratably in accordance with their Percentages and the Banks hereby agree on such basis
(i) to reimburse the Administrative Agent for all such costs, expenses and disbursements on request and (ii) to indemnify and save harmless the Administrative Agent against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, other than as a consequence of the gross negligence or willful misconduct on the part of the Administrative Agent, arising out of or in connection with this Agreement, the Note or the other Loan Documents or any instrument or document in connection herewith or therewith, or any request of the Banks, including without limitation the costs, expenses and disbursements in connection with defending itself against any claim or liability, or answering any subpoena, related to the exercise or performance of any of its powers or duties under this Agreement or the taking of any action under or in connection with this Agreement, the Note or the other Loan Documents.
     15.6 CBT and Affiliates. With respect to CBT's Commitment and any Loans by CBT under this Agreement and the Notes and any interest of CBT in the Notes, CBT shall have the same rights and powers under this Agreement and such Notes as any other Bank and may exercise the same as though it were not the Administrative
Agent.   CBT  and  its affiliates may accept deposits  from,  lend
money to, and generally engage, and continue to engage, in any kind of business with the Company as if CBT were not the Administrative Agent.
     15.7 Notice to Holder of Loans. The Administrative Agent may deem and treat the payees of the Notes as the owners thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof has been filed with the Administrative Agent. Any request, authority or consent of any holder of any Loan shall be conclusive and binding on any subsequent holder, transferee or assignee of such Loan.
     15.8   Successor  Administrative Agent.   The  Administrative
Agent may resign at any time by giving 30 days' written notice thereof to the Banks. Upon any such resignation, the Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been appointed by the Banks and accepted such appointment in connection herewith or therewith within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, but shall not be required to, on behalf of the Banks, appoint a successor Administrative Agent who has accepted such
appointment.   Notwithstanding the foregoing  provisions  of  this
Section 14.8, CBT may at any time resign as Administrative Agent if concurrently therewith an affiliate of CBT agrees to assume the
role  of  Administrative  Agent hereunder.   After  any  resigning
Administrative Agent's resignation hereunder, the provisions of this Section 14 shall continue to be effective as to any action taken or omitted hereunder or in connection herewith prior to such resignation.
16.  GENERAL.
     16.1 Waiver and Amendments. No delay on the part of any Bank or the holder of any Loan in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. The remedies provided for herein are cumulative and not exclusive of any remedies which may be available to any Bank at law or in equity. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes or any other Loan Document shall in any event be effective unless the same shall be in writing and signed by the Company and the Majority Banks;
provided,   however,  that  in  no  event  shall  any   amendment,
modification or waiver, or consent with respect to, Sections 12.13 through 12.15 and Section 12.27 be effective unless the same shall be in writing and signed by the Supermajority Banks; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in Section 9 or 10, (b) increase the amounts or extend the terms of the Banks' Commitments or subject the Banks to any additional obligations, (c) reduce the principal of, or interest on, the Notes or any fees hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees hereunder, or change the amount due on such date, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required to take action hereunder,
(f)  release  any collateral or any guarantor, if  any,  from  its obligations; (g) change the definition of Majority Banks or Supermajority Banks; (h) change any provisions of Section 12.26; or (i) change any provisions of this Section 15.1; provided, further, that no amendment, waiver or consent to Section 14 shall
be  effective  unless  signed by the  Administrative  Agent.   Any
waiver  of  any provision of this Agreement or the  Notes  or  any other Loan Document, and any consent to any departure by the Company or any Guarantor from the terms of any provision of this Agreement, the Notes or any other Loan Document, shall be effective only in the specific instance and for the specific purpose for which given.
     16.2 Notices. Except as otherwise expressly provided herein, any notice hereunder between the parties shall be in writing (including telegraphic, telex or telecopy communication) and shall be given to the Company, the Administrative Agent or any Bank at its address, telex number or telecopier number set forth on the signature pages hereof or at such other address, telex number or telecopier number as the Company, the Administrative Agent or such Bank may, by written notice, designate as its address, telex number or telecopier number for purposes of notice hereunder. All such notices shall be deemed to be given when transmitted by telex
and  the  appropriate  answerback  is  received,  transmitted   by
telecopier,   delivered  to  the  telegraph   office,   personally
delivered or, in the case of a mailed notice, three Banking Days after the date sent by registered or certified mail, postage prepaid, in each case addressed as specified in this Section 15.2; provided, however, that notices to the Administrative Agent shall not be effective until actually received by the Administrative Agent.
     16.3 Severability; Participations; Assignments.
          (a)   Severability.   Any provision  of  this  Agreement
     which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
          (b) Participations. Any Bank may grant one or more participations in any Loan or any Letters of Credit, and participant shall have the rights (and be subject to the obligations) of a Bank set forth in Sections 7.5, 7.6, 8 and
     12.7 hereof as if such participant were a Bank hereunder; provided, however, that
          (i) no participation contemplated in this Section 15.3 shall relieve the participating Bank from its Commitment or its other obligations hereunder,
          (ii) such Bank shall remain solely responsible for the performance of its Commitment and such other obligations,
          (iii) the Company and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and
          (iv)  no  participant,  unless such  participant  is  an
     Affiliate of such Bank, or is itself a Bank, shall be entitled to require such Bank to take or refrain from taking any action hereunder, except that such Bank may agree with any participant that such Bank will not, without such participant's consent, take any actions of the type described in clauses (a) through (f) of Section 15.1.
          (c)  Assignments.
          (i) Subject to the prior written consent of the Company, such consent not to be unreasonably withheld or delayed (provided that such consent shall not be required if an Event of Default has occurred and is continuing), each Bank may assign to any Person (the "Assignee") all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank's rights and obligations under this Agreement, (ii) the total amount of the Commitment so assigned to an Assignee or to an Assignee and its affiliates taken as a whole shall equal or exceed the lesser of (A) $5,000,000, or (B) the sum of the remaining Commitment held by the assigning Bank, (iii) the parties to each such assignment shall execute and deliver to the Administrative
     Agent  for  its  acceptance an Assignment and  Acceptance  in
     substantially  the  form  attached  hereto   as   Exhibit   N
     ("Assignment and Acceptance"), together with a processing and recordation fee of $2,000, and (iv) the prior written consent of the Company shall not be required for any assignment to
     such   Bank's  Affiliate.   Upon  such  execution,  delivery,
     acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective
     date  shall  be  the  date  on  which  such  Assignment   and
     Acceptance is accepted by the Administrative Agent, (x) the Assignee thereunder shall be a party hereto and, to the Assignment and Acceptance, have the rights and obligations of a Bank under the Loan Documents and (y) the Bank assignor thereunder shall be deemed to have relinquished its rights and to be released from its obligations under the Loan Documents, to the extent (and only to the extent) that its rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under the Loan Documents, such Bank shall cease to be a party thereto).
          (ii) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such assigning Bank
     makes   no   representation  or  warranty  and   assumes   no
     responsibility with respect to the financial condition of the Company or any Guarantor or the performance or observance by the Company or any Guarantor of any of their respective obligations under the Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of the Loan Documents, together with copies of the most recent financial statements delivered pursuant to Section 12.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and
     without   reliance  upon  the  Administrative   Agent,   such
     assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not
     taking   action  under  this  Agreement;  (v)  such  Assignee
     appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers
     under   the   Loan   Documents  as  are  delegated   to   the
     Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.
          (iii) The Administrative Agent shall maintain at its address referred to on the signature pages hereto a copy of each Assignment and Acceptance delivered to and accepted by it.
          (iv) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank, the Administrative Agent shall, if such Assignment and Acceptance has been completed,
     (i) accept such Assignment and Acceptance and (ii) give prompt notice thereof to the Company.
          (v) Anything in this Section 15.3 to the contrary notwithstanding, any Bank may at any time, without the consent of any Person, assign and pledge all or any portion of its Commitment and the Loans owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder
     16.4  Indemnification.   The Company hereby  indemnifies  and
holds harmless the Administrative Agent and each Bank and each of the Administrative Agent's and the Banks' directors, counsels, officers, employees, agents, persons controlling or controlled by any of them and their assigns (collectively the "Indemnified Parties") from and against any and all losses, claims, damages, costs, liabilities and expenses (including, without limitation, reasonable attorneys' fees, disbursements and any out-of-pocket expenses) to which any of the Indemnified Parties may become subject, whether directly or indirectly, that result or arise from, or relate to, any claim, action, lawsuit, or proceeding related to (i) any tender offer, merger, purchase of stock, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans or (ii) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any of the Indemnified Parties; provided, however, that an Indemnified Party shall refund to the Company any amount received from the Company for losses, damages, costs and expenses incurred by such Person but which a court of
competent  jurisdiction  has  found  resulted  solely  from   such
Person's own gross negligence or willful misconduct (individually and not as a co-conspirator with the Company or any affiliate thereof); provided further, that it is the intention of the
Company   to   indemnify  the  Indemnified  Parties  against   the
consequences of their own negligence. The foregoing obligations of the Company shall survive termination of this Agreement.
     16.5  LAW.   THIS AGREEMENT AND THE NOTE SHALL  BE  CONTRACTS
MADE  UNDER  AND  GOVERNED BY THE INTERNAL LAWS OF  THE  STATE  OF
TEXAS.
     16.6  Successors.  This Agreement shall be binding  upon  the
Company,  the  Administrative  Agent  and  the  Banks  and   their
respective successors and assigns, and shall inure to the benefit of the Company, the Administrative Agent and the Banks and the successors and assigns of the Administrative Agent and the Banks. The Company shall not assign its rights or duties hereunder without the consent of all Banks.
     16.7  Subsidiary  Reference.   Any  reference  herein  to   a
Subsidiary or Subsidiaries of any Person, and any financial ratio or restriction or other provision of this Agreement which is stated to be applicable to such Person "and its Subsidiaries" or which is to be determined on a "consolidated" basis, shall apply only to the extent such Person has any Subsidiaries and, where
applicable,   only  to  the  extent  any  such  Subsidiaries   are
consolidated with such Person for financial reporting purposes.
     16.8 ENTIRE AGREEMENT. THIS AGREEMENT, TOGETHER WITH ALL OTHER WRITTEN AGREEMENTS BETWEEN THE PARTIES HERETO, IS THE FINAL EXPRESS OF THE CREDIT AGREEMENT BETWEEN THE PARTIES HERETO, AND SUCH WRITTEN CREDIT AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL CREDIT AGREEMENT OR OF A CONTEMPORANEOUS ORAL CREDIT AGREEMENT BETWEEN THE PARTIES HERETO.
     16.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate
counterparts  and  each  such  counterpart  shall  be  deemed   an
original, but all such counterparts shall together constitute but one and the same Agreement.
     16.10 Interest. All agreements between the Company, the Administrative Agent and any Bank, whether now existing or
hereafter  arising  and  whether  written  or  oral,  are   hereby
expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made on the Notes or otherwise, shall the amount contracted for, charged, reserved or received by the Administrative Agent or any Bank for the use, forbearance, or detention of the money to be loaned under this Agreement or otherwise  or  for the payment or performance of any  covenant  or
obligation contained herein exceed the Highest Lawful  Rate.   If,
as a result of any circumstances whatsoever, fulfillment by the Company of any provision hereof or of the Notes, at the time
performance  of  such  provision  shall  be  due,  shall   involve
transcending the limit of validity prescribed by applicable usury law or result in the Administrative Agent or any Bank having or being deemed to have contracted for, charged, reserved or received interest (or amounts deemed to be interest) in excess of the maximum lawful rate or amount of interest allowed by applicable law to be so contracted for, charged, reserved or received by the
Administrative  Agent  or  such  Bank,  then,  ipso   facto,   the
obligation to be fulfilled by the Company shall be reduced to the limit of such validity, and if, from any such circumstance, the Administrative Agent or any Bank shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the Highest Lawful Rate, such amount which would be excessive interest shall be refunded to the Company, or, to the extent (i) permitted by applicable law and (ii) such excessive interest does not exceed the unpaid principal balance of the Notes and the amounts owing on other obligations of the Company to the Administrative Agent or any Bank under this Agreement and the Notes, applied to the reduction of the principal amount owing on account of the Notes or the amounts owing on other obligations of the Company to the Administrative Agent or any Bank under this
Agreement  and the Notes and not to the payment of interest.   All
sums paid or agreed to paid to the Administrative Agent or any Bank for the use, forbearance of detention of the indebtedness of the Company, to the Administrative Agent or to any Bank shall, to the extent permitted by applicable law, be amortized, prorated,
allocated,   and  spread  throughout  the  full   term   of   such
indebtedness until payment in full of the principal thereof (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Highest Lawful Rate. The terms and provisions of this Section
15.10 shall control and supersede every other provision hereof and of all other agreements between the Company, the Administrative
Agent  and  the  Banks.   "Highest Lawful Rate"  shall  mean  with
respect to each Bank, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received with respect to the Notes or on other amounts, if any, due to such Bank pursuant to this Agreement or the Notes, under laws applicable to such Bank which presently in effect, or, to the extent allowed by law, under such applicable laws that may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now
allow.   To  the extent required by applicable law in  determining
the Highest Lawful Rate with respect to any Bank as of any date, there shall be taken into account the aggregate amount of all payments and charges theretofore charged, reserved or received by such Bank hereunder or under the Notes which constitute or are deemed to constitute interest under applicable law.
     16.11      Agreement  of NPCI and its Subsidiaries.   By  its
execution and delivery hereof, NPCI agrees to perform, and cause each Subsidiary of NPCI to perform, each obligation hereunder which the Company has agreed to cause NPCI and such Subsidiaries to perform, and further agrees to not take any action which the Company has agreed to not permit NPCI or any such Subsidiary to take.
                 TEXAS BUSINESS AND COMMERCE CODE
                       SECTION 26.02 NOTICE
     FINAL AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                   NPC MANAGEMENT, INC.



                                   By:    /s/ Troy D. Cook
                                   Name:  Troy D. Cook
                                   Title: Senior V.P.

                                   Address: 720 W. 20th Street
                                            P. O. Box 643
                                            Pittsburgh, KS 66762
                                            Attn: James Schwartz
                                            Fax:  (316) 231-1199

                                   NPC INTERNATIONAL, INC.



                                   By:    /s/ Troy D. Cook
                                   Name:  Troy D. Cook
                                   Title: Senior V.P.

                                   CHASE BANK OF TEXAS,
                                     NATIONAL ASSOCIATION



                                   By:    /s/ John C. Sarvadi
                                   Name:  John C. Sarvadi
                                   Title: Managing Director

                                   U.S. BANK NATIONAL ASSOCIATION



                                   By:    /s/ David A. Draxler
                                   Name:  David A. Draxler
                                   Title: Vice President

                                   FIRST UNION NATIONAL BANK



                                   By:    /s/ Mary J. Amatore
                                   Name:  Mary J. Amatore
                                   Title: Vice President

                                   BANK OF AMERICA, N.A.



                                   By:    /s/ Bruce A. Easterly
                                   Name:  Bruce A. Easterly
                                   Title: Vice President

                                   HARRIS TRUST & SAVINGS BANK



                                   By:    /s/ Mark W. Piekos
                                   Name:  Mark W. Piekos
                                   Title: Vice President

                                   HIBERNIA NATIONAL BANK



                                   By:    /s/ Matt Breaux
                                   Name:  Matt Breaux
                                   Title: Portfolio Manager

                                   FIRSTAR BANK, N.A.



                                   By:    /s/ Michael J. Homeyer
                                   Name:  Michael J. Homeyer
                                   Title: Vice President

                                   SUNTRUST BANK



                                   By:    /s/ Charles J. Johnson
                                   Name:  Charles J. Johnson
                                   Title: Managing Director



                    SECOND AMENDED AND RESTATED

                    REVOLVING CREDIT AGREEMENT

                     DATED AS OF JUNE 20, 2000

                               AMONG

                       NPC MANAGEMENT, INC.,

                           VARIOUS BANKS

                                AND

             CHASE BANK OF TEXAS, NATIONAL ASSOCIATION
                      as Administrative Agent

                                AND

                       BANK OF AMERICA, N.A.
                      as Documentation Agent

                                AND

                           SUNTRUST BANK
                     as Syndication Agreement



                         TABLE OF CONTENTS

                                                              Page
1.     DEFINITIONS, INTERPRETATION OF AGREEMENT AND
       COMPLIANCE WITH FINANCIAL RESTRICTIONS                 1
 1.1   Definitions                                            1
 1.2   Definitions                                            13
 1.3   Interpretation of Agreement                            14
 1.4   Compliance with Financial Restrictions                 14
 1.5   Accounting Principles                                  14

2.     COMMITMENTS OF THE BANKS TO MAKE REVOLVING
       LOANS; BORROWING PROCEDURES OF REVOLVING LOANS         15
 2.1   Commitments                                            15
 2.2   Loan Options                                           15
 2.3   Borrowing Procedure of Revolving Loans; Funding of
       Borrowings Revolving Loans                             15
 2.4   Continuation and/or Conversion of Revolving Loans      16
 2.5   Extension of the Termination Date                      17

3.     NOTE EVIDENCING REVOLVING LOANS                        17
 3.1   Reference Rate Loans; Eurodollar Loans                 17
 3.2   Evidence of Revolving Loans                            18

4.     LETTER OF CREDIT                                       18
 4.1   Issuance, Amendment, Renewal and Extension of
       Letters of Credit                                      18
 4.2   Procedure for Issuance, Amendment, Renewal and
       Extension                                              18
 4.3   Purchase of Participations                             19
 4.4   Presentment and Honor of Letter of Credit              19
 4.5   Obligations of the Company Absolute                    20
 4.6   Liability of CBT                                       20
 4.7   Provisions of Agreement Control                        21

5.     SWINGLINE LOANS                                        21

6.     LETTER OF CREDIT                                       23
 6.1   Interest                                               23
 6.2   Commitment Fee                                         23
 6.3   Letter of Credit Fees                                  23
 6.4   Method of Calculating Interest and Fees                24
 6.5   Administrative Agent's Fee                             24

7.     PAYMENTS, PREPAYMENTS, REDUCTION OR TERMINATION OF
       THE COMMITMENTS                                        24
 7.1   Repayment of Loan                                      24
 7.2   Place of Payment                                       25
 7.3   Prepayments                                            25
 7.4   Reduction or Termination of Commitments                26
 7.5   Offset                                                 26
 7.6   Proration of Payments                                  26

8.     INDEMNIFICATION: EURODOLLAR LOANS                      26
 8.1   Indemnity for Funding Losses                           26
 8.2   Place of Payment                                       27
 8.3   Additional Provisions Relating to Eurodollar Loans     27

9.     CONDITIONS PRECEDENT TO ALL LOANS                      29
 9.1   Notice                                                 29
 9.2   Default                                                29
 9.3   Insurance                                              30
 9.4   Warranties                                             30
 9.5   Certification                                          30

10.    CONDITIONS PRECEDENT TO EFFECTIVE DATE AND INITIAL LOAN
       AND LETTER OF CREDIT THEREON OR THEREAFTER             30
 10.1  Notes                                                  30
 10.2  Master Guaranty                                        30
 10.3  Resolutions; Consents and Approvals                    30
 10.4  Incumbency                                             31
 10.5  Opinion                                                31
 10.6  Officer's Certificate                                  31
 10.7  General                                                31

11.    REPRESENTATIONS AND WARRANTIES                         31
 11.1  Existence                                              31
 11.2  Authorization                                          31
 11.3  No Conflicts                                           32
 11.4  Validity and Binding Effect                            32
 11.5  Financial Statements                                   32
 11.6  Litigation                                             32
 11.7  Taxes                                                  32
 11.8  Liens                                                  33
 11.9  No Default                                             33
 11.10 Insurance                                              33
 11.11 Subsidiaries                                           33
 11.12 Partnerships                                           33
 11.13 Regulation U                                           33
 11.14 Compliance                                             34
 11.15 Pension Plans                                          34
 11.16 Properties                                             34
 11.17 Investment and Holding Company Status                  34
 11.18 Disclosure                                             34

12.    COMPANY'S COVENANTS                                    35
 12.1  Financial Statements and Other Information             35
 12.2  Books, Records and Inspection                          36
 12.3  Conduct of Business                                    36
 12.4  Taxes                                                  36
 12.5  Notices                                                36
 12.6  Pension Plans                                          37
 12.7  Expenses                                               37
 12.8  Indebtedness                                           38
 12.9  Liens                                                  38
 12.10 Merger, Purchase and Sale                              38
 12.11 Nature of Business                                     39
 12.12 Franchise Rights                                       39
 12.13 Net Worth                                              39
 12.14 Leverage Ratio                                         39
 12.15 Fixed Charge Coverage                                  39
 12.16 Insurance                                              40
 12.17 Restricted Payments                                    40
 12.18 Leases                                                 40
 12.19 NCPI's & Subsidiaries' Stock                           40
 12.20 Guaranties                                             41
 12.21 Investments                                            41
 12.22 Subsidiaries                                           42
 12.23 Unconditional Purchase Obligations                     42
 12.24 Other Agreements                                       42
 12.25 Use of Proceeds                                        42
 12.26 Restrictive Agreements                                 42

13.    Consolidated Fixed Charge Requirement                  43
 13.1  Compliance with Laws                                   43
 13.2  Transactions with Affiliates                           43

14.    EVENTS OF DEFAULT AND REMEDIES                         43
 14.1  Events of Default                                      43
 14.2  Remedies                                               46
 14.3  Preservation of Security for Unmatured
       Reimbursement Obligations                              46
 14.4  Remedies Cumulative                                    47

15.    RELATIONSHIP AMONG BANKS                               47
 15.1  Appointment and Grant of Authority                     47
 15.2  Non-Reliance on Administrative Agent                   47
 15.3  Responsibility of the Administrative Agent
       and Other Matters                                      47
 15.4  Action on Instructions                                 48
 15.5  Indemnification                                        48
 15.6  CBT and Affiliates                                     49
 15.7  Notice to Holder of Loans                              49
 15.8  Successor Administrative Agent                         49

16.    GENERAL                                                49
 16.1  Waiver and Amendments                                  49
 16.2  Notices                                                50
 16.3  Severability; Participations; Assignments              50
 16.4  Indemnification                                        53
 16.5  LAW                                                    53
 16.6  Successors                                             53
 16.7  Subsidiary Reference                                   53
 16.8  ENTIRE AGREEMENT                                       54
 16.9  Counterparts                                           54
 16.10 Interest                                               54
 16.11 Agreement of NPCI and its Subsidiaries                 39

EXHIBIT A-1          Form of Revolving Note
EXHIBIT A-2          Form of Swingline Note
EXHIBIT B            Request for Extension of Termination  Date
EXHIBIT C            Litigation
EXHIBIT D            Liens
EXHIBIT E            Insurance
EXHIBIT F            Subsidiaries
EXHIBIT G            Partnerships/Joint Ventures
EXHIBIT H            Indebtedness
EXHIBIT I            Investments
EXHIBIT J            Opinion of Counsel to Company
EXHIBIT K            Notice of Borrowing
EXHIBIT L            Notice of Continuation/Conversion
EXHIBIT M            Compliance Certificate
EXHIBIT N            Assignment and Acceptance
EXHIBIT O            Letter of Credit Application
EXHIBIT P            [omitted]
EXHIBIT Q            Form of Master Guaranty
EXHIBIT R            Form of Sharing Agreement